Exhibit 4.38

Execution Version

East Asia Satellite Television (Holdings) Limited

Melco Crown Entertainment Limited

eSun Holdings Limited

Sale and Purchase

Agreement

Ref: RR/CY       MELC15167-9076111/1      5928147/11

© Corrs Chambers Westgarth

Contents

1	Interpretation	1
2	Sale and Purchase	1
3	Conditions	2
4	Completion	5
5	Land Grant	6
6	Cash Balance	7
7	Design and Construct Contracts and W Agreements	7
8	Seller’s Warranties and undertakings	8
9	Buyer’s Remedies	10
10	eSun Warranties	10
11	Guarantor	11
12	Buyer’s Warranties	12
13	Confidential Information	12
14	Announcements	13
15	Costs	14
16	General	14
17	Entire Agreement	15
18	Assignment	16
19	Notices	16
20	Governing Law, Language and Jurisdiction	17
Schedule 1 - Definitions		18
Schedule 2 - The Company and the Subsidiaries		28
Schedule 3 - Warranties		33
Schedule 4 - Limitation on Seller’s Liability		43
Schedule 5 - Prohibited Action before Completion		47
Schedule 6 - Completion Obligations		49
Schedule 7 - Bank Accounts		52
Annexure A - Data Room Index		56
Annexure B - Loan Assignment Agreement		68
Annexure C - Letter of Instruction		75

Date June 15, 2011

Parties

East Asia Satellite Television (Holdings) Limited, a company incorporated in the British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (Seller).

Melco Crown Entertainment Limited, a company incorporated in the Cayman Islands of Walker House, 87 Mary Street, George Town, Grand Cayman KY1 – 9005, Cayman Islands (Buyer).

eSun Holdings Limited, a company incorporated in Bermuda, whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (eSun).

Agreed terms

1	Interpretation

1.1	The schedules form part of this Agreement and any reference to this Agreement includes the schedules. In this Agreement, reference to a clause or schedule, unless the context otherwise requires, is a reference to a clause of, or schedule to, this Agreement.

1.2	Words which are written with initial capital letters and certain expressions which are used in this Agreement are defined in schedule 1.

2	Sale and Purchase

2.1	The Seller agrees to sell at Completion and the Buyer agrees to procure that the Buyer’s Nominee buys at Completion the Transfer Securities and each right attaching to the Transfer Securities at Completion (including the right, title and interest of the Seller in the Shareholder Loan), free of any Third Party Rights.

2.2	The aggregate consideration for the purchase of the Transfer Securities is US$260,000,000 (the Purchase Price), of which (i) US$200,000,000 represents the consideration for the purchase of the Shares and (ii) US$60,000,000 represents the consideration for the purchase of the Shareholder Loan as contemplated by the Loan Assignment Agreement. The Purchase Price shall be payable by the Buyer to the Seller in the following manner:

(a)	on the date of this Agreement, the Buyer shall pay to the Seller’s Account the Deposit in cash by delivery of a banker’s draft; and

(b)	on the Completion Date, the Buyer shall pay to the Seller’s Account an amount in cash equal to the Purchase Price less the Deposit, being US$195,000,000 (the Outstanding Balance) by transfer of funds for same day value.

2.3	Subject to the Waiver and Termination Agreement, the Mutual Waiver and Consent Agreement and the Settlement Deed being valid and effective and not having been varied, amended, terminated or replaced as at the Completion Date, the Buyer acknowledges that, with effect from the Completion Date:

(a)	all the Seller’s obligations under the 2006 Share Purchase Agreement and the Joint Venture Agreement shall be terminated; and

(b)	the Seller shall not be obliged to further perform any of its obligations under the 2006 Share Purchase Agreement and the Joint Venture Agreement, including the obligation to pay any Stage One Modification Premium or Additional Premium outstanding as at the Completion Date.

2.4	The Seller acknowledges that the Buyer’s acknowledgment under clause 2.3 is based on the Core Seller’s Warranties on which the Buyer has relied.

2.5	The Seller must invest the Deposit in an interest bearing account as soon as practicable following receipt of the Deposit into the Seller’s Account and in any event within two Business Days.

3	Conditions

3.1	Completion is conditional on the following Conditions being satisfied:

(a)	passing by the shareholders of eSun at a general meeting of a resolution to approve this Agreement and the transactions contemplated under this Agreement in accordance with the Hong Kong Listing Rules; and

(b)	passing by the independent shareholders of eSun at a general meeting of a resolution to approve the Waiver and Termination Agreement and the transactions contemplated under the Waiver and Termination Agreement in accordance with the Hong Kong Listing Rules.

3.2	The Buyer shall provide eSun with such information about the Buyer as eSun may reasonably request or which may be requested or required by the Hong Kong Stock Exchange, in either case for inclusion in the circular referred to in clause 3.4(b).

3.3	The Seller shall make all reasonable efforts to achieve satisfaction of the Conditions as soon as possible after the date of this Agreement and in any event not later than 4:00 p.m. on the date falling five Business Days prior to the Long Stop Date.

3.4	eSun undertakes and agrees to:

(a)	deliver the Announcement (if required) to the Hong Kong Stock Exchange as soon as practicable following the execution of this Agreement for clearance of the same and publish the Announcement as soon as practicable and in any event within five Business Days of the receipt of clearance from the Hong Kong Stock Exchange;

(b)	as soon as practicable following the publication of the Announcement:

(i)	deliver the circular to be despatched to its shareholders in respect of the transactions contemplated in this Agreement and in the Waiver and Termination Agreement to the Hong Kong Stock Exchange for clearance of the same; and

(ii)	despatch the circular to its shareholders following the receipt of clearance from the Hong Kong Stock Exchange, together with a notice for the convening of the meetings referred to in clauses 3.1(a) and 3.1(b) as soon as practicable and in any event within five Business Days following the receipt of clearance from the Hong Kong Stock Exchange, and give notice to the Buyer of delivery and despatch of the documents referred to in clauses 3.4(b)(i) and 3.4(b)(ii) respectively;

(c)	provide the Buyer for its review and comment a draft of the circular to be sent to the shareholders of eSun and only insofar as they relate to the description of the Buyer incorporate any comments on the circular provided by the Buyer except where such comments in respect of the description of the Buyer conflict with or are inconsistent with eSun’s disclosure obligations under the Hong Kong Listing Rules; and

(d)	otherwise do all things reasonably required to convene the meetings referred to in clauses 3.1(a) and 3.1(b).

3.5	eSun acknowledges and agrees that the Buyer has no liability to eSun in connection with the circular to be sent by eSun to its shareholders in respect of the transactions contemplated herein except to the extent the information provided by the Buyer under clause 3.4(c) is misleading or incorrect.

3.6	If, at any time, the Seller or eSun becomes aware that a Condition has become incapable of being satisfied or of a fact or circumstance that would be reasonably likely to prevent any of the Conditions from being satisfied, it shall immediately inform the other parties.

3.7	If any of the Conditions have not been satisfied because the shareholders of eSun do not pass the resolutions referred to in clauses 3.1(a) and 3.1(b) or the Conditions have not been satisfied by 4.00 pm on the date falling five Business Days before the Long Stop Date, this Agreement shall, subject to clause 4.12, automatically terminate with immediate effect and the Buyer is entitled to the return of the Deposit (and all accrued interest) within five Business Days from the later of (i) the date of termination pursuant to this clause 3.7, and (ii) the date of the Seller’s written receipt of the details of the Buyer’s bank account to which the Deposit (and all accrued interest) is to be returned.

3.8	If at any time from the date of this Agreement to the earlier of the Completion Date and the Long Stop Date:

(a)	there occurs a material breach of any of the Core Seller’s Warranties if such Core Seller’s Warranties (for the purpose of this clause 3.8(a) only) were given on each day between the date of this Agreement and the earlier of (i) the Completion Date and (ii) the Long Stop Date (inclusive);

(b)	the Seller takes without the prior written consent of the Buyer any action to cause, or which would reasonably be likely to cause, any of the Mutual Waiver and Consent Agreement (or, for the avoidance of doubt, the board and shareholder resolutions attached thereto and passed in connection therewith), the Waiver and Termination Agreement or the Settlement Deed to become varied, amended, terminated or replaced, or the validity or effectiveness of any of those documents to be challenged by a court or arbitration;

(c)	there occurs a material breach of the Non-Core Seller’s Warranty under paragraph 4(c) of part B of schedule 3 if such Non-Core Seller’s Warranty (for the purpose of this clause 3.8(c) only) was given on each day between the date of this Agreement and the earlier of (i) the Completion Date and (ii) the Long Stop Date (inclusive); or

(d)	there occurs a material breach of the Non-Core Seller’s Warranty under paragraph 4(f) of part B of schedule 3 as if such Non-Core Seller’s Warranty (for the purpose of this clause 3.8(d) only) was given on each day between the date of this Agreement and the earlier of (i) the Completion Date and (ii) the Long Stop Date (inclusive) which materially adversely impacts, or is reasonably likely to materially adversely impact, the Land, Land Grant or the ability of the Group to develop the MSC Project, the Buyer shall have the right, subject to clauses 3.9 and 4.12, to terminate this Agreement with immediate effect by serving at any time prior to the earlier of the Completion Date and the Long Stop Date written notice on the Seller, and to the return of the Deposit (and all accrued interest) within five Business Days from the later of (i) the date of termination pursuant to this clause 3.8, and (ii) the date of the Seller’s written receipt of the details of the Buyer’s bank account to which the Deposit (and all accrued interest) is to be returned.

3.9	The Buyer shall not be entitled to terminate this Agreement pursuant to clause 3.8(a) where the material breach of any Core Seller’s Warranty that would otherwise give rise to the right to terminate, is remedied to the reasonable satisfaction of the Buyer on or before the earlier of 20 Business Days from the date the Buyer is notified or the date the Seller is notified by the Buyer (provided that the Buyer agrees and undertakes as soon as reasonably practicable to notify the Seller upon becoming aware of a material breach of any Core Seller’s Warranty) of the relevant material breach and the date falling five Business Days before the Long Stop Date. This clause 3.9 will not apply to any material breach of any Core Seller’s Warranty that occurs within five Business Days before the Long Stop Date.

4	Completion

4.1	Completion will take place at such place in Hong Kong or Macau as notified by the Buyer to the Seller at least five Business Days prior to the Completion Date or such other place as the Buyer and the Seller may agree in writing.

4.2	At Completion the Seller shall deliver to the Buyer those items set out in part A of schedule 6.

4.3	At Completion the Buyer shall deliver to the Seller those items set out in part B of schedule 6.

4.4	The Buyer is not obliged to complete this Agreement unless the Seller complies with all its obligations under clause 4.2.

4.5	If Completion does not take place on the Completion Date in accordance with clause 4.1 because the Seller fails to comply with any of its obligations under clause 4.2, the Buyer may by notice to the Seller:

(a)	proceed with Completion to the extent reasonably practicable;

(b)	postpone Completion to a date specified (which must be no earlier than the date falling five Business Days after the date set for the Completion Date under clause 4.1) by the Buyer which is on or before the Long Stop Date; or

(c)	terminate this Agreement.

4.6	If the Buyer postpones Completion to another date in accordance with clause 4.5(b), the provisions of this Agreement apply as if that other date is the date set for Completion in accordance with clause 4.1.

4.7	Subject to clause 4.12, if the Buyer terminates this Agreement pursuant to clause 4.5(c), the Buyer shall be entitled to the return of the Deposit (and all accrued interest) within five Business Days from the later of (i) the date of termination pursuant to this clause 4.7, and (ii) the date of the Seller’s written receipt of the details of the Buyer’s bank account to which the Deposit (and all accrued interest) is to be returned.

4.8	The Seller is not obliged to complete this Agreement unless the Buyer complies with all its obligations under clause 4.3.

4.9	If Completion does not take place on the Completion Date in accordance with clause 4.1 because the Buyer fails to comply with any of its obligations under clause 4.3, the Seller may by notice to the Buyer:

(a)	proceed with Completion to the extent reasonably practicable;

(b)	postpone Completion to a date specified (which must be no earlier than the date falling five Business Days after the date set for the Completion Date under clause 4.1) by the Seller which is on or before the Long Stop Date; or

(c)	terminate this Agreement.

4.10	If the Seller postpones Completion to another date in accordance with clause 4.9(b), the provisions of this Agreement apply as if that other date is the date set for Completion in accordance with clause 4.1.

4.11	Subject to clause 4.12, if the Seller terminates this Agreement pursuant to clause 4.9(c), the Seller shall be entitled to retain the Deposit (and all accrued interest).

4.12	The parties acknowledge that if:

(a)	this Agreement automatically terminates under clause 3.7;

(b)	the Buyer terminates the Agreement under clauses 3.8(a), 3.8(b), or 4.5(c); or

(c)	the Seller terminates the Agreement under clause 4.9(c),

in addition to the Buyer or the Seller (as the case may be) being entitled to the Deposit (and all accrued interest) the relevant party will be entitled to seek (i) damages, such damages not to be limited in any case to the amount of the Deposit; and (ii) the remedies of injunction, specific performance and any other equitable relief for any threatened or actual breach of such obligations by the other parties to the extent available under applicable laws. Notwithstanding the above, the further rights and obligations of the parties shall cease immediately on termination except that termination does not affect the accrued rights and obligations of the parties at the date of termination and this clause 4.12 together with the Surviving Clauses shall continue to apply notwithstanding the termination.

5	Land Grant

5.1	The parties acknowledge that PropCo has submitted the Land Grant Letter to the DSSOPT.

5.2	The Seller shall use its reasonable endeavors to procure that PropCo provides to the Buyer or its nominee:

(a)	as soon as reasonably practicable after receipt by the Seller or any Group Company of any correspondence from any Governmental Agency in connection with the Land, the Land Grant Letter or the Land Grant (as applicable) and in any event within five Business Days of receipt of such correspondence, a copy of that correspondence;

(b)	as soon as reasonably practicable after any telephone conversation between the Seller or any Group Company or any of their respective directors, officers, employees, agents or advisers and any Governmental Agency in connection with the Land, the Land Grant Letter or the Land Grant (as applicable) and in any event within five Business Days of the date of such telephone conversation, a written summary of that conversation to the extent that it relates to the Land, the Land Grant Letter or the Land Grant (as applicable).

5.3	The Seller must not, and must use its reasonable endeavors to procure that any Group Company, its respective directors, officers, employees, agents or advisers does not, commence or have any discussions with or meets with, or submits or enters into any correspondence (including verbal or written) with, any Governmental Agency in connection with the Land, the Land Grant or the Land Grant Letter unless the Buyer:

(a)	is given reasonable opportunity to participate in those discussions or meetings, provided that the Seller shall not be required to give the Buyer an opportunity to participate in such a discussion where the discussion occurs during the course of a discussion with a Governmental Agency for another purpose and provided the discussion in connection with the Land, the Land Grant or the Land Grant Letter was not instigated by the Seller; or

(b)	in the case of any correspondence, has consented (such consent not to be unreasonably withheld, conditioned or delayed) to the form, content and manner of that correspondence prior to its submission.

6	Cash Balance

6.1	The Seller confirms to the Buyer that as at the date no more than three Business Days prior to the date of this Agreement (Bank Balance Date) the aggregate cash balance of the Bank Accounts was not less than US$36,000,000 and will provide bank statements as at the Bank Balance Date to that effect.

6.2	From the date of this Agreement to the Completion Date, the Seller undertakes:

(a)	to authorize only those payments from the Bank Accounts which are Permitted Payments;

(b)	that it will not authorize payment of a Permitted Payment associated with a Nominated Contract that the parties have agreed will be terminated, unless the Seller has complied with clauses 7 and 8.7; and

(c)	in respect of any payment which is not a Permitted Payment, prior to authorizing or approving any such payment from the Bank Accounts, it shall seek and obtain the written consent of the Buyer, such consent not to be unreasonably withheld or delayed.

6.3	The Seller covenants that from the Bank Balance Date referred to in clause 6.1 to the date of this Agreement, it has complied with the provisions of clause 6.2.

7	Design and Construct Contracts and W Agreements

7.1	The Seller and the Buyer acknowledge that the W Agreements and some or all of the Design and Construct Contracts may be terminated prior to Completion (together the Nominated Contracts).

7.2	The Seller will cooperate with, and use its reasonable endeavors to procure that each Group Company cooperates with, the Buyer to terminate any of the Nominated Contracts which the Buyer and Seller agree should be terminated.

7.3	With respect to any Nominated Contract the Seller agrees that it shall not and shall use its reasonable endeavors to procure that each Group Company does not:

(a)	without the prior written consent of the Buyer:

(i)	make any admissions of liability, give warranties or make any representations in respect of the Nominated Contracts;

(ii)	actively take any steps or approve any or do any action that would or may reasonably likely to result in the termination of any of the Nominated Contracts; and

(iii)	initiate any correspondence with any counterparty to any Nominated Contract; and

(b)	reply to any correspondence from any counterparty to a Nominated Contract without first obtaining the prior written consent of the Buyer to the contents of such reply, such consent not to be unreasonably withheld or delayed.

8	Seller’s Warranties and undertakings

8.1	The Seller warrants to the Buyer that each of the Seller’s Warranties is true and accurate as at the date of this Agreement. Immediately before Completion, the Seller warrants to the Buyer that each of the Core Seller’s Warranties is true and accurate, as at the date of Completion (and for this purpose any express or implied reference in a Core Seller’s Warranty to the “date of this Agreement” is to be construed as a reference to the “date of Completion”).

8.2	The Seller’s liability for Relevant Claims shall be limited or excluded, as the case may be, as set out in schedule 4.

8.3	Each of the Seller’s Warranties is to be interpreted independently and (unless this Agreement expressly states otherwise) is not limited by any other provision of this Agreement or any of the other Seller’s Warranties.

8.4	The Seller’s Warranties are qualified by the facts and circumstances contained in this Agreement.

8.5	Other than paragraph 9 of part B of schedule 3, the Buyer acknowledges and agrees that the Seller gives no warranty, representation or undertaking as to the accuracy or completeness of any information (including, without limitation, any of the forecasts, estimates, projections, statements of intent or statements of opinion) provided to the Buyer or any of its advisers, representatives or agents (howsoever provided).

8.6	The Seller shall as soon as practicable notify the Buyer of anything which at any time prior to the Completion Date it is actually aware renders untrue or inaccurate:

(a)	in any material respect any of the Seller’s Warranties;

(b)	any of the Core Seller’s Warranties for the purposes of clause 3.8(a);

(c)	the Non-Core Seller’s Warranty in paragraph 4(c) of part B of schedule 3 for the purposes of clause 3.8(c); or

(d)	the Non-Core Seller’s Warranty in paragraph 4(f) of part B of schedule 3 for the purposes of clause 3.8(d),

provided that the Seller shall not be liable for any failure to notify save to the extent that such failure increases the amount which would otherwise be recoverable from the Seller in respect of a breach of the relevant Seller’s Warranty.

8.7	Between the execution of this Agreement and Completion, unless otherwise approved by the Buyer (such approval not to be unreasonably withheld or delayed), the Seller, in its capacity as a shareholder of the Company and as a counterparty under the Joint Venture Agreement, shall not approve, and shall procure that the directors appointed by it to the board of directors of each Group Company do not approve (subject to their fiduciary duties), any Group Company to carry out any of the acts set forth in schedule 5.

8.8	Between the execution of this Agreement and Completion, the Seller must use its reasonable endeavors to provide the Buyer, its directors, officers, employees and agents on reasonable notice and at reasonable times with reasonable access to:

(a)	the Seller and each of the Seller’s representatives who are officers or directors of any Group Company;

(b)	any information the Buyer reasonably requests in relation to the Group and its business; and

(c)	each Group Company, its officers, directors and employees.

8.9	The Seller shall use its reasonable endeavors to procure that on or before Completion, the Company prepares and provides to the Buyer, Management Accounts for the Group for the period from April 1, 2011 to the last day of any calendar month falling no less than 10 Business Days and no more than 30 Business Days prior to Completion, in each case prepared on a basis consistent with the practices and procedures used in preparing the Relevant Management Accounts.

8.10	The Seller shall use reasonable endeavors to procure that the Company provides to the Buyer on Completion copies of the bank statements for the Group for the period from execution of this Agreement to the date which falls three Business Days prior to the Completion Date.

8.11	The Seller undertakes, and will procure that no Affiliate of the Seller will undertake not to take any action to cause:

(a)	any of the Mutual Waiver and Consent Agreement, the Waiver and Termination Agreement or the Settlement Deed to become varied, amended, terminated or replaced; or

(b)	the validity or effectiveness of the documents in clause 8.10(a) to be challenged by a court or arbitration,

in each case without the written prior consent of the Buyer.

9	Buyer’s Remedies

Subject to clauses 3.8 and 4.12, if, before or following Completion, the Buyer becomes aware of a breach of any of the Seller’s Warranties or any other provisions of this Agreement, the Buyer shall not be entitled to rescind this Agreement or treat this Agreement as terminated but shall only be entitled to claim damages in respect of such matter following Completion and, accordingly, the Buyer waives all and any rights of rescission it may have in respect of any such matter (howsoever arising or deemed to arise), other than any such rights in respect of fraud.

10	eSun Warranties

10.1	eSun warrants to the Buyer that each of eSun’s Warranties is true and accurate as at the date of this Agreement. Immediately before Completion, eSun warrants to the Buyer that each of eSun’s Warranties is true and accurate, as at the date of Completion (and for this purpose any express or implied reference in an eSun Warranty to the “date of this Agreement” is to be construed as a reference to the “date of Completion”).

10.2	Each of eSun’s Warranties is to be interpreted independently and (unless this Agreement expressly states otherwise) is not limited by any other provision of this Agreement or any of the other eSun’s Warranties.

10.3	eSun’s Warranties are qualified by the facts and circumstances contained in this Agreement.

10.4	The Buyer acknowledges and agrees that eSun gives no warranty, representation or undertaking as to the accuracy or completeness of any information (including, without limitation, any of the forecasts, estimates, projections, statements of intent or statements of opinion) provided to the Buyer or any of its advisers, representatives or agents (howsoever provided).

10.5	The Buyer acknowledges and agrees that it shall not make a Relevant Claim in respect of the eSun Warranties which the Buyer was aware as at the date of this Agreement other than in respect of any such fact, matter or circumstance arising as a result of any fraud.

11	Guarantor

11.1	eSun irrevocably and unconditionally guarantees to the Buyer the due and punctual performance by the Seller of the Payment Obligations under this Agreement.

11.2	eSun’s obligations under clause 11.1 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Seller.

11.3	eSun’s liabilities under clause 11.1 are not affected by an arrangement which the Buyer may make with the Seller or with another person which (but for this clause 11.3) might operate to diminish or discharge the liability of or otherwise provide a defense to a surety.

11.4	Without affecting the generality of clause 11.3, the Buyer may at any time it thinks fit and without reference to eSun and without prejudice to eSun’s obligations under this clause 11:

(a)	grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Seller under this Agreement;

(b)	give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Seller;

(c)	discharge a party to other securities or guarantees held by the Seller and realize all or any of those securities or guarantees; and

(d)	compound with, accept compositions from and make other arrangements with the Seller or a person or persons liable on other securities or guarantees held or to be held by the Buyer.

11.5	eSun shall not exercise a right which it may at any time have by reason of the performance of its obligations under clause 11.1 to be indemnified by the Seller, to claim a contribution from another surety of the Seller’s obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the Seller’s rights under this Agreement or of any other security taken by the Seller in connection with this Agreement.

11.6	eSun’s liabilities under clause 11.1 are not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

11.7	eSun waives any right it may have of first requiring the Buyer (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from eSun under this clause 11. This waiver applies irrespective of any law or any provision of this Agreement to the contrary.

12	Buyer’s Warranties

12.1	The Buyer warrants to the Seller that each of the Buyer’s Warranties is true and accurate as at the date of this Agreement. Immediately before Completion, the Buyer warrants to the Seller that each of the Buyer’s Warranties is true and accurate, as at the date of Completion (and for this purpose any express or implied reference in a Buyer’s Warranty to the “date of this Agreement” is to be construed as a reference to the “date of Completion”).

12.2	Each of the Buyer’s Warranties is to be interpreted independently and (unless this Agreement expressly states otherwise) is not limited by any other provision of this Agreement or any of the other Buyer’s Warranties.

12.3	The Buyer’s Warranties are qualified by the facts and circumstances contained in this Agreement.

12.4	The Seller acknowledges and agrees that the Buyer gives no warranty, representation or undertaking as to the accuracy or completeness of any information (including, without limitation, any of the forecasts, estimates, projections, statements of intent or statements of opinion) provided to the Seller or any of its advisers, representatives or agents (howsoever provided).

12.5	The Seller acknowledges and agrees that it shall not make a Relevant Claim in respect of the Buyer’s Warranties which the Seller was aware as at the date of this Agreement other than in respect of any such fact, matter or circumstance arising as a result of any fraud.

13	Confidential Information

13.1	Subject to clause 13.2 and clause 14, the Seller and eSun undertake to the Buyer (in each case acting for itself and as agent and trustee for each Group Company), and the Buyer undertakes to the Seller and eSun (acting for itself and as agent and trustee for each other Seller’s Group Undertaking), that it/they shall treat as confidential:

(a)	in the case of the Seller and eSun, all information of any Group Company; and

(b)	all information received or obtained as a result of entering into or performing this Agreement and which relates to:

(i)	the other parties including, where that other party is the Seller or eSun, each Seller’s Group Undertaking and where that other party is the Buyer, each Buyer’s Group Undertaking;

(ii)	the provisions or the subject matter of this Agreement or any document referred to herein and any claim or potential claim thereunder; or

(iii)	the negotiations relating to this Agreement or any documents referred to herein.

13.2	Clause 13.1 does not apply to disclosure of any such information as is referred to in clause 13.1:

(a)	which is required to be disclosed by law, by a rule of a listing authority or stock exchange to which any party is subject or submits (including without limitation the Announcement and the circular contemplated under clause 3.4) or by a governmental authority or other authority with relevant powers to which any party is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall, so far as is practicable, be made after consultation with the other parties and after taking into account the other parties’ reasonable requirements as to its timing, content and manner of making or despatch;

(b)	to any professional advisers or financiers for the purpose of advising in connection with the transactions contemplated under this Agreement provided that such disclosure is reasonably necessary for these purposes and is on the basis that clause 13.1 applies to the disclosure by the adviser;

(c)	to a director, officer or employee of the Buyer or of a Seller’s Group Undertaking whose function requires him or her to have the relevant confidential information; or

(d)	to the extent that the information has been made public by, or with the consent of, the other parties.

13.3	The restrictions contained in this clause 13 shall:

(a)	prevail over the restrictions contained in the confidentiality and exclusivity agreement entered into between the Buyer and the Seller dated March 23, 2011 (the NDA) in case of inconsistency prior to Completion;

(b)	supersede the restrictions contained in the NDA at and following Completion; and

(c)	continue to apply after the termination of this Agreement without limit in time.

13.4	For the avoidance of doubt, nothing in this clause 13 shall restrict the Buyer or any of its subsidiaries from disclosing information in relation to any Group Company following Completion.

14	Announcements

14.1	Subject to clause 14.2, none of the parties may, before or after Completion, make or issue a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other parties’ written consent, which may not be unreasonably withheld or delayed.

14.2	Clause 14.1 does not apply to a public announcement, communication or circular:

(a)	required by law, by a rule of a listing authority or stock exchange to which either party is subject or submits (including without limitation the Announcement and the circular contemplated under clause 3.4) or by a governmental authority or other authority with relevant powers to which any party is subject or submits, whether or not the requirement has the force of law provided that the public announcement, communication or circular shall, so far as is practicable, be made after consultation with the other parties and after taking into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch; or

(b)	which the other parties have given their prior written approval to, such approval not to be unreasonably withheld or delayed; or

(c)	which contains information that has previously been approved or announced in accordance with this clause 14.

14.3	The restrictions contained in this clause 14 together with the Surviving Clauses shall continue to apply after the termination of the sale and purchase of the Transfer Securities under this Agreement without limit in time.

15	Costs

15.1	Except where this Agreement provides otherwise, each party must pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

15.2	All stamp duties, transfer fees, registration fees or equivalent or similar levies required to be paid in connection with the sale and purchase of the Shares shall be borne by the Buyer.

16	General

16.1	No variation, amendment or novation of this Agreement is valid unless it is in writing and signed by or on behalf of each party.

16.2	The failure to exercise or delay in exercising a right or remedy under this Agreement does not constitute a waiver of the right or remedy or a waiver of any other rights or remedies. No single or partial exercise of any right or remedy under this Agreement prevents any further exercise of the right or remedy or the exercise of any other right or remedy.

16.3	The rights and remedies of any of the parties contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

16.4	Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

16.5	Any payment made by the Seller or eSun to the Buyer in respect of a Relevant Claim shall be treated by the Buyer and the Seller as a reduction in the purchase price of the Transfer Securities to the extent of the payment.

16.6	Save as otherwise provided herein, any payment to be made by any party under this Agreement shall be made in full without any set-off, restriction, condition or deduction for or on account of any counterclaim.

16.7	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the laws of any other jurisdiction of that or another provision of this Agreement.

16.8	The parties recognize that the Seller is beneficially entitled to 60% of the amount referred to in clause 6.1 by virtue of its ownership of the Shares (the Cash Entitlement). The Seller has agreed not to seek recourse to its share of such cash balance on the basis that the Buyer agrees that the Seller shall have no liability in respect of the Group or its operations (whether past, present or future) following Completion save as is specifically set out in this Agreement or the Settlement Deed. Accordingly, following Completion, (other than a Relevant Claim by the Buyer or a claim by the Seller or eSun against the Buyer, in each case pursuant to and in accordance with this Agreement or the Settlement Deed) each party waives any right to claim, and undertakes not to make any claim and to procure that none of its Affiliates (including, in the case of the Buyer, each Group Company) makes any claim, against the other party or any of its Affiliates or any of their respective directors, employees and professional advisers, in each case in respect of any loss, damage, liability, payment, cost or expense made or incurred at any time arising out of or in connection with any Group Company and/or its operations.

16.9	This Agreement may be executed in any number of counterparts, and all those counterparts taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission (including via e-mail in PDF format) shall be effective as delivery of a manually executed counterpart thereof.

17	Entire Agreement

17.1	In this clause 16.9, “Representation” means an assurance, commitment, condition, covenant, guarantee, indemnity, representation, statement, undertaking or warranty of any sort whatsoever (whether contractual or otherwise, oral or in writing, or made negligently or otherwise).

17.2	This Agreement constitutes the entire agreement between the parties in respect of its subject matter. It supersedes any previous agreements relating to the subject matter of this Agreement, and sets out the complete legal relationship of the parties arising from or connected with that subject matter.

17.3	Each party:

(a)	represents and agrees that:

(i)	none of the other parties or any advisers to any other parties has made any Representation that it considers material which is not set out in this Agreement; and

(ii)	it has not entered into this Agreement in reliance on any Representation except those set out in this Agreement,

and will not contend to the contrary; and

(b)	for the avoidance of doubt agrees that:

(i)	no adviser to the other parties has any liability to it for any Representation;

(ii)	the other parties are not liable to liability of any kind to them for any Representation except in respect of those set out in this Agreement; and

(iii)	its only rights and remedies in respect of any Representation are those rights and remedies set out in this Agreement.

17.4	Nothing in this clause 16.9 shall have the effect of limiting any liability arising from fraud.

18	Assignment

18.1	Subject to clause 18.2, none of the parties may assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part without the prior written consent of the other parties.

18.2	At any time following Completion, the Buyer may grant to any of its financiers from time to time, security interest (whether by mortgage, charge or otherwise) over the Buyer’s rights under this Agreement.

18.3	Any liability owed by any party to any assignee under or in connection with this Agreement shall be no greater than the liability such party would have owed to the assignor had the assignment not taken place.

19	Notices

19.1	Any notice or other communication in connection with this Agreement must be in writing in the English language and must be:

(a)	delivered personally;

(b)	sent by pre-paid post; or

(c)	sent by fax,

to the party(ies) due to receive the notice or communication at its/their address and the numbers set out in this Agreement or such other address or fax number as a party may specify by notice in writing to the other.

19.2	In the absence of evidence of earlier receipt, a notice or other communication is deemed given by one party to another:

(a)	if delivered personally, when left at the address of that other party referred to in clause 19.1;

(b)	if sent by post, three days after depositing it in the post with postage prepaid in an envelope addressed to that other party at the address referred to in clause 19.1; and

(c)	if sent by fax, when received in legible form at the fax number of that other party referred to in clause 19.1.

20	Governing Law, Language and Jurisdiction

20.1	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with Hong Kong law.

20.2	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a Dispute) including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity. Each of the parties hereby submits to the exclusive jurisdiction of the courts of Hong Kong.

20.3	The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

Schedule 1 - Definitions

1	In this Agreement:

2006 Share Purchase Agreement means the share purchase agreement entered into between the Seller, New Cotai, LLC and eSun relating to the sale and purchase of a strategic interest in the Company dated April 8, 2006 and restated on April 12, 2006;

ABB means ABB (Hong Kong) Ltd;

ABB Agreement means the agreement between ABB and PropCo (undated);

Accounts means the consolidated audited financial statements prepared for the Group as at and for the financial years ended December 31, 2007, 2008, 2009 and 2010;

Additional Premium has the meaning ascribed to it in the 2006 Share Purchase Agreement;

Affiliate means, in relation to a person, any other person directly or indirectly Controlling, Controlled by or under common Control with, such person;

Announcement means the announcement to be made by eSun in compliance with the Hong Kong Listing Rules in relation to the transactions referred to herein;

Bank Accounts means those accounts, details of which are set out in schedule 7;

Business Day means a day other than a Saturday or Sunday or public holiday in Hong Kong;

Buyer’s Group Undertaking means the Buyer or an undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of the Buyer or a subsidiary undertaking of a parent undertaking of the Buyer and includes, for the avoidance of doubt each Group Company after Completion;

Buyer’s Nominee means MCE Cotai Investments Limited, a company incorporated in the Cayman Islands, of Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands;

Buyer’s Warranties means the warranties contained in part C of schedule 3;

Company means Cyber One Agents Limited, a company incorporated in British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands and which has a place of business in Hong Kong at Regus Shui On Centre, 2/F, Shui On Centre, 6-9 Harbour Road, Wanchai, Hong Kong;

Completion means completion of the sale and purchase of the Transfer Securities in accordance with this Agreement;

Completion Date means the date (not being later than the Long Stop Date) which is five Business Days after the date on which the last Condition is satisfied or such other date as the parties may agree in writing;

Conditions means the conditions set out in clause 3.1;

Control means, from time to time:

(a)	in the case of a body corporate the power to appoint or elect through the exercise of voting rights a majority of the directors or managers of such person or the power to direct the management and policies of such person;

(b)	in the case of a partnership, the right to exercise more than 50 per cent. of the votes exercisable at any meeting of partners of the partnership (and, in the case of a limited partnership operated by a general partner or manager, the right to be or the right to control its general partners or manager); and

(c)	in the case of a Fund (other than a limited partnership), the right to be or the right to control the manager or adviser to or trustee or nominee of that Fund,

in each case, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms Controlling and Controlled shall be construed accordingly;

Core Seller’s Warranties means the warranties contained in part A of schedule 3;

Data Room Index means the index of the Disclosure Materials, as set out in annexure A;

Design and Construct Contracts means the those contracts, agreements, understandings and commitments referred to in section 10 of the Data Room Index;

Deposit means US$65,000,000;

Disclosure Letter means the letter and the attachments thereto from the Seller to the Buyer in relation to the Non-Core Seller’s Warranties dated on or before the date of this Agreement, in the agreed form;

Disclosure Materials means the information and materials (including the Q&As and the email correspondence) provided by or on behalf of the Seller to the Buyer or its advisers as at 5pm on Tuesday, June 14, 2011, an index of which is set out in the Data Room Index;

East Asia Entertainment means East Asia Entertainment Limited.

eSun Warranties means the representations and warranties contained in part D of schedule 3;

Event means an event, act, transaction or omission including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance;

Fund means any unit trust, investment trust, limited, general or other partnership, any collective investment scheme or parallel investment arrangement;

Group means the Company and the Subsidiaries;

Group Company means the Company or any of the Subsidiaries;

Group IP means all Intellectual Property used by the Group;

Governmental Agency means any person or body exercising an executive, legislative, judicial or other government function, including any public authority constituted under a law of any country or political sub-division of any country and any person deriving a power directly or indirectly from any other such person or body;

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China;

Hong Kong Listing Rules means the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

Hong Kong Stock Exchange means the Stock Exchange of Hong Kong Limited;

IFRS means the International Financial Reporting Standards;

IHLC means International Hotel Licensing Company S.A.R.L.;

Intellectual Property means all present and future rights conferred by statue, common law or equity in or in relation to copyright, trade marks, designs, patents, circuit layouts, business and domain names, inventions, know-how, confidential information and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields, whether or not registrable, registered or patentable;

Joint Venture Agreement means the joint venture agreement entered into between the Seller, the Company and New Cotai, LLC dated December 6, 2006 as amended from time to time;

Land means land concession by way of lease, for a period of 25 years, for a plot of land situated in Macau, at the Cotai reclaimed land area, with gross area of 140,789 square meters, comprised by Cotai plan lots G300, G310 and G400, denoted by the letter “A” on map no. 5899/2000 issued by Macao Cartography and Cadastre Bureau on January 22, 2001, registered with the Macau Immovable Property Registry under no. 23059;

Land Grant mean the land concession by way of lease, for a period of 25 years, for the Land, registered with the Macau Immovable Property Registry under no. 23059 registered in PropCo’s name under inscription no. 26642 of Book F, titled by Dispatch of the Secretary for Public Works and Transportation no. 100/2001 of October 9, 2001;

Land Grant Letter means the letter dated on or before the date of this Agreement from PropCo or its appointed professional advisor to Macau Land Public Works and Transportation Department (DSSOPT) or the Secretary for Public Works and Transportation in the agreed form;

Last Accounts Date means December 31, 2010;

Letter of Instruction means the letter of instruction from the client of record to the Registered Agent in the form set out in annexure C;

Long Stop Date means the date falling 120 days from the date of this Agreement or such later date as the parties may agree in writing;

Loan Assignment Agreement means the loan assignment agreement to be entered into between the Buyer and the Seller in respect of the Shareholder Loan, in the form set out in annexure B;

Macau Government means the Government of the Macau Special Administrative Region of the People’s Republic of China;

Management Accounts means the consolidated monthly unaudited management accounts for the Group, being cash flow position movement schedule, consolidated profit and loss account, consolidated balance sheet and consolidated fixed asset summary;

Marriott means Marriott Hotels International B.V.;

Marriott/Ritz Agreements means:

(a)	International Services Agreement between PropCo and IHLC dated May 25, 2007 (Marriott);

(b)	Key Money Agreement between PropCo and Marriott dated May 25, 2007;

(c)	the Operating Agreement between PropCo and Marriott dated May 25, 2007;

(d)	Licence and Royalty Agreement between PropCo and IHLC dated May 25, 2007;

(e)	International Services Agreement between PropCo and IHLC dated May 25, 2007 (Ritz);

(f)	Assignment letter from IHLC to PropCo dated July 21, 2008 (Marriott); (g) Key Money Agreement between PropCo and Ritz dated May 25, 2007; (h) the Operating Agreement between PropCo and Ritz dated May 25, 2007;

(i)	Licence and Royalty Agreement between PropCo and IHLC dated May 25, 2007;

(j)	Assignment letter from IHLC to PropCo dated July 21, 2008 (Ritz);

(k)	Technical Services and Pre-Commencement Agreement between PropCo, Marriott International Design and Construction Services, Inc and The Ritz-Carlton Hotel Company, LLC dated May 25, 2007;

(l)	Termination Agreement between PropCo, Marriott, Global Hospitality Licensing S.A.R.L., Ritz Carlton Hotel Company, LLC and Marriott International Design and Construction Services, Inc. dated May 11, 2011 (Ritz);

(m)	Termination Agreement between PropCo, Marriott, Global Hospitality Licensing S.A.R.L., Ritz Carlton Hotel Company, LLC and Marriott International Design and Construction Services, Inc. dated May 11, 2011 (Marriott); and

(n)	any other agreement referred to in or contemplated by the above;

MSC Project means the Macau Studio City project to be developed and operated on the Land;

Mutual Waiver and Consent Agreement means the mutual waiver and consent agreement entered into between New Cotai, LLC, the Seller and the Company on or before the date of this Agreement;

Nominated Contract has the meaning given to that term in clause 7.1;

Non-Core Seller’s Warranties means the warranties contained in part B of schedule 3;

Outstanding Balance has the meaning given to that term in clause 2.2(b);

Paul Steelman means Paul Steelman Design Group Asia Limited;

Paul Steelman Agreement means the agreement between Paul Steelman and PropCo dated August 6, 2007;

Payment Obligations means the obligations of the Seller:

(a)	to repay the Deposit to the Buyer pursuant to clauses 3.7, 3.8 and 4.7;

(b)	in respect of any payment required to be made as a result of any breach of a Core Seller’s Warranty;

(c)	in respect of any payment required to be made as a result of any act of fraud committed by a Relevant Person; or

(d)	in respect of any payment required to be made as a result of any breach of clause 6;

Permitted Payment means any payment authorized by the Seller which is made in the ordinary course of business of each Group Company in respect of:

(a)	any payments associated with the Nominated Contracts;

(b)	any arbitral award declared payable by any Group Company in respect of the RDLA Agreement;

(c)	the Siu Yin Wai Claim;

(d)	the consulting, advising and contractor fees of each Group Company in respect of the consultancy fees incurred by Mr. Rajaratnam Selvaskandan and Mr. Ricky Kwok Choi Lau, the audit fees incurred by Thomas Lee & Partners, Ernst & Young and the document storage fees;

(e)	any other payments made in the ordinary course of the business not exceeding US$25,000 for each such payment or US$150,000 in aggregate. For the avoidance of doubt, if a payment proposed to be made in accordance with this paragraph (e) would, when aggregated with other payments already made in accordance with this paragraph (e), have the effect of rendering the aggregate amount of payments made in accordance with this paragraph (e) to exceed the US$150,000 threshold, such previous payments would not require the written consent of the Buyer;

(f)	HK$350,000 by PropCo to East Asia Entertainment in connection with the settlement of the arbitration and proceedings in the Macau Court of Second Instance, action number 896/2009); and

(g)	MOP850,000 by PropCo to the relevant authority of the Macau Government in respect of the annual rent payable on the Land;

Playboy means Playboy Enterprises International, Inc.;

Playboy Agreements means:

(a)	the License Agreement between Playboy and MSC-PEI Club, LLC dated June 21, 2007, as amended by the Amendment to License Agreement between Playboy and MSC-PEI Club, LLC dated January 1, 2008;

(b)	the Sublicense Agreement between MSC-PEI Club, LLC, New Cotai Entertainment, LLC and New Cotai Entertainment (Macau) Limited dated June 21, 2007;

(c)	the side letter from MSC-PEI Cub, LLC and MSC-P, LLC to Playboy Macao LLC and Playboy dated June 25, 2007;

(d)	the Acknowledgement and Agreement between Playboy, New Cotai Entertainment, LLC, New Cotai Entertainment (Macau) Limited and MSC-PEI Club, LLC dated June 21, 2007; and

(e)	any other agreement referred to in or contemplated by the above;

Playboy Companies means MSC-P, LLC and MSC-PEI Club, LLC;

PropCo means East Asia-Televisão Por Satélite Limitada, a company incorporated in Macau and whose registered office is located at Avenida Dr. Mario Soares, no. 323, Edificio Banco China, 32° andar C, em Macau;

Q&As means the legal due diligence questionnaire and answers prepared by or on behalf of the Buyer and responded to by or on behalf of the Seller during the due diligence process in relation to the transactions contemplated under this Agreement, complete copies of which are included in the Disclosure Materials;

RDLA means RDL Asia Limited;

RDLA Agreement means the agreement between RDLA and PropCo dated November 24, 2007;

Registered Agent means Offshore Incorporations Limited, PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands or such other registered agent as the client on record may specify from time to time;

Relevant Claim means any claim by either the Buyer or the Seller involving or relating to a breach of any of the Buyer’s Warranties and the Seller’s Warranties (as the case may be) or any other breach of this Agreement;

Relevant Person means any person who is from time to time (i) a Seller’s Group Undertaking; (ii) a director, officer or employee of a Seller’s Group Undertaking or (iii) a director of a Group Company nominated by a Seller’s Group Undertaking;

Ritz means The Ritz-Carlton Hotel Company B.V.;

Seller’s Account means the bank account of the Seller, the details of which are: name of bank: Hang Seng Bank Limited; name of account holder: eSun Holdings Limited; account number: 773-407671; swift code: HASEHKHH; additional note: for US$ time deposit (please contact Mr. Arthur Leung at (852) 2198 4129);

Seller’s Group Undertaking means the Seller or an undertaking which is, at the date of this Agreement, a subsidiary undertaking or parent undertaking of the Seller or a subsidiary undertaking of a parent undertaking of the Seller (but excluding any Group Company, CapitaLand Integrated Resorts Pte. Ltd. and CapitaLand Commercial Limited);

Seller’s Warranties means the Core Seller’s Warranties and the Non-Core Seller’s Warranties;

Settlement Deed means the agreement entered into between the Company, eSun, the Seller, New Cotai, LLC and others on or before the date of this Agreement agreeing, subject to Completion, to settle various litigation claims and terminate various agreements;

Shareholder Loan means the shareholder loan in the amount of US$60,000,000 advanced by the Seller to the Company;

Shares means 6,000 fully-paid Class A shares of the Company and registered in the Seller’s name comprising 60 per cent. of the issued share capital of the Company;

Siu Yin Wai Claim means the demand for payment for HK$15,685,178.50 for outstanding fees from Sin Yin Wai & Associates (International) Limited in a letter from their solicitors to PropCo dated May 6, 2011;

Stage One Modification Premium has the meaning ascribed to it in the 2006 Share Purchase Agreement;

Subsidiaries means the subsidiaries of the Company set forth in Part B of schedule 2, and Subsidiary shall be construed accordingly;

Surviving Clauses means clause 1 (Interpretation), clause 13 (Confidential Information), clause 14 (Announcements), clause 15 (Costs), clause 16 (General), clause 16.9 (Entire Agreement), clause 19 (Notices), clause 20 (Governing Law, Language and Jurisdiction) and the schedules referred to in such clauses;

Taubman means Taubman Asia Investments Limited;

Taubman Agreements means the:

(a)	Amended and Restated Equity Participation Agreement between Company and Taubman dated January 29, 2008;

(b)	Limited Liability Company Agreement between MSC-CO Holdings, LLC, the Company, MSC-TAML, LLC and Taubman dated January 29, 2008;

(c)	Assignment and Assumption of Membership Interests between Company and Taubman dated January 29, 2008;

(d)	Agreement for Lease between PropCo and MSCT Limited dated January 29, 2008;

(e)	Development and Services Agreement between PropCo and Taubman Macau Limited dated January 1, 2007;

(f)	Management Services Agreement between MSCT Limited and Taubman Macau Limited dated January 29, 2008;

(g)	Escrow Agreement between the Company, Taubman and Citibank N.A. dated January 30, 2008; and

(h)	any other agreement referred to in or contemplated by the above;

Taubman Companies means MSC-CO Holdings, LLC, MSC-T, LLC, MSC-T Sub I, LLC, MSC-T Sub II, LLC and MSCT Limited;

Tax means any form of taxation, including but not limited to income tax, corporate tax, goods and services tax, stamp duty, transfer tax, property tax, and any tax of a similar nature, and any levy, duty, charge, contribution, withholding or impost in the nature of taxation (including any related fine, penalty, or interest save to the extent that such fine, penalty or interest is attributable to the delay or default of the Buyer or a Group Company after Completion) imposed, collected or assessed by, or payable to, a Tax Authority;

Tax Authority means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function, or having or purporting to have power or authority in relation to Tax;

Third Party Right means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or any other type of preferential arrangement (including any title transfer and retention arrangement) having similar effect;

Transfer Securities means the Shares and the Shareholder Loan;

W means W International Hotel Management, Inc;

W Agreements means:

(a)	Centralized Services Agreement between PropCo and W dated July 14, 2007;

(b)	Development Consulting Services Agreement between PropCo and W dated July 14, 2007;

(c)	Operating Services Agreement between PropCo and W dated July 14, 2007; and

(d)	System License Agreement between PropCo and W dated July 14, 2007; and

(e)	any other agreement referred to in or contemplated by the above; and

Waiver and Termination Agreement means the waiver and termination agreement entered into between CapitaLand Integrated Resorts Pte. Ltd., Boom Faith Limited, CapitaLand Commercial Limited and eSun on or before the date of this Agreement.

2	In this Agreement, a reference to:

2.1	a “subsidiary” means a subsidiary within the meaning of section 2(4) of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

2.2	a “parent undertaking” means a parent undertaking within the meaning of Schedule 23 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

2.3	a “subsidiary undertaking” means a subsidiary undertaking within the meaning of Schedule 23 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

2.4	liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

2.5	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the Buyer and the Seller;

2.6	a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

2.7	a “person” includes a reference to that person’s legal personal representatives, successors and permitted assigns;

2.8	a “party” includes a reference to that party’s and that party’s successors and permitted assigns;

2.9	any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term and to any Hong Kong statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

2.10	time of the day is to Hong Kong time; and

2.11	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement, and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement.

2.12	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.13	The headings in this Agreement do not affect its interpretation.

2.14	A reference in this Agreement to the awareness of the Seller means the actual knowledge of any of Mr. Tse On Kin, Mr. Cheung Wing Sum, Ambrose, Ms. Leung Churk Yin, Jeanny, Mr. Li Allan Wah Chung and Mr. Goh Soon Khian as at the date of this Agreement (except for clause 3.6) and the Seller shall not be required to make any enquiry of any other person nor shall the Seller be deemed to have knowledge of any matter not within the actual knowledge of Mr. Tse On Kin, Mr. Cheung Wing Sum, Ambrose, Ms. Leung Churk Yin, Jeanny, Mr. Li Allan Wah Chung or Mr. Goh Soon Khian as at the date of this Agreement (except for clause 3.6) on the basis set out above.

2.15	A reference in this Agreement to the Seller using “its reasonable endeavors” shall be interpreted to take into account the fact that the Seller may not be able to without the cooperation and agreement of the other shareholder in the Company take or procure the occurrence of any matter or event by any Group Company.

Schedule 2 - The Company and the Subsidiaries

Part A

The Company

Place of incorporation:	British Virgin Islands

Number of registration:	399970

Address of registered office:	PO Box 957, Offshore Incorporations
Centre, Road Town, Tortola, British Virgin
Islands

Directors:	Lam Kin Ngok, Peter
Cheung Wing Sum, Ambrose
Leung Churk Yin, Jeanny
Leow Juan Thong, Jason
Lucas Ignatius Loh Jen Yuh
David Friedman
Thomas Banks
Melissa Obegi
Michael Gatto
Shawn Creedon

Authorized share capital:	100,000 shares (divided into 90,000 Class
A shares of US$1 each and 10,000 Class
B shares of US$1 each)

Issued share capital:	10,000 Class A shares

Shareholders	New Cotai, LLC (4,000 Class A shares)
Seller (6,000 Class A shares)

Part B

The Subsidiaries

1. Cyber Neighbour Limited

Place of incorporation:	British Virgin Islands

Number of registration:	402572

Address of registered office/seat:	PO Box 957, Offshore Incorporations
Centre, Road Town, Tortola, British Virgin
Islands

Directors:	Lam Kin Ngok, Peter
Cheung Wing Sum, Ambrose
Leung Churk Yin, Jeanny
Leow Juan Thong, Jason
Lucas Ignatius Loh Jen Yuh
David Friedman
Thomas Banks
Melissa Obegi
Michael Gatto
Shawn Creedon

Authorized share capital:	50,000 shares of US$1 each

Issued share capital:	1 share

Shareholders:	Cyber One Agents Limited (1 share)

2. Macao Studio City (Hong Kong) Limited (formerly
known as Bestwood Enterprises Limited )

Place of incorporation:	Hong Kong

Number of registration:	1040929

Address of registered office/seat:	11/F, Lai Sun Commercial Centre, 680
Cheung Sha Wan Road, Kowloon, Hong Kong

Directors:	Lam Kin Ngok, Peter
Cheung Wing Sum, Ambrose
Leung Churk Yin, Jeanny
Leow Juan Thong, Jason
Lucas Ignatius Loh Jen Yuh
David Friedman
Skardon Francis Baker
Robert Barry Goldberg
Parag Mahesh Vora
Gary Evan Moross

Authorized share capital:	10,000 shares of HK$1 each

Issued share capital:	1 share

Shareholder:	Cyber One Agents Limited (1 share)

3.    East Asia-Televisão Por Satélite, Limitada

Place of incorporation:	Macau

Number of registration:	14311 (SO)

Address of registered office/seat:	Avenida Dr. Mario Soares, no. 323,
Edifício Banco China, 32° andar C, em
Macau

Administradores:	Lam Kin Ngok, Peter
Cheung Wing Sum, Ambrose
Lam Hau Yin, Lester
Wong Heang Fine
Cheng Shin How
David Friedman
Skardon Francis Baker
Robert Barry Goldberg
Parag Mahesh Vora
Gary Evan Moross

Authorized share capital:	MOP 6,000,000

Shareholders:	Cyber Neighbour Limited (MOP 5,760,000)
Cyber One Agents Limited (MOP 240,000)

4. MSC-CO Holdings LLC

Place of incorporation:	Delaware

Number of registration:	4328879

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:

Shareholder:	Cyber One Agents Limited

5. MSC-T LLC

Place of incorporation:	Delaware

Number of registration:	4328880

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:

Shareholders:	MSC-CO Holdings, LLC
MSC-TAML Holdings, LLC

6. MSC-T Sub I LLC

Place of incorporation:	Delaware

Number of registration:	4328876

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:

Shareholder:	MSC-T, LLC

7. MSC-T Sub II LLC

Place of incorporation:	Delaware

Number of registration:	4328877

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:

Shareholder:	MSC-T, LLC

8. MSCT Limited

Place of incorporation:	Macau

Number of registration:	29062

Address of registered office/seat:	Avenida da Amizade, n.º 555, Edifício
Landmark, 23.º Andar, Sala 2301, Macau

Directors:	David Friedman and Cheung, Wing Sum
Ambrose

Authorized share capital:	MOP 30,000

Shareholders:	MSC-T Sub I, LLC (MOP 7,500) and
MSC-T Sub II, LLC (MOP 22,500)

9. MSC-P LLC

Place of incorporation:	Delaware

Number of registration:	4370464

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:

Shareholder:	Cyber One Agents Limited

10. MSC-PEI Club, LLC

Place of incorporation:	Delaware

Number of registration:	4370458

Address of registered office/seat:	Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors:

Authorized share capital:

Issued share capital:	Playboy Macao, LLC

Shareholders:	MSC-P, LLC

Schedule 3—Warranties

Part A – Core Seller’s Warranties

1	Capacity and Authority

1.1	Incorporation and existing

The Seller is a body corporate duly incorporated and existing under the laws of the British Virgin Islands.

1.2	Right, power, authority and action

(a)	The Seller has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by the Seller at or before Completion.

(b)	The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement will not:

(i)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of the Seller;

(ii)	result in a breach of, or constitute a default under, any instrument to which the Seller is a party or by which the Seller is bound and which is material in the context of the transactions contemplated under this Agreement;

(iii)	result in a breach of any order, judgment or decree of any court or Governmental Agency to which the Seller is a party or by which the Seller is bound or submits; or

(iv)	save as referred to in clause 3.1, require the Seller to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made as at the date of this Agreement both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

1.3	Binding agreement

The Seller’s obligations under this Agreement constitute legally valid and binding obligations of the Seller.

2	Securities

(a)	Save as set out in the Joint Venture Agreement and the articles of association of the Company, the Seller is the sole legal and beneficial owner of the Transfer Securities, free of any Third Party Rights.

(b)	The Shares comprise 60% of the Company’s allotted and issued share capital and are fully paid or credited as fully paid.

(c)	There is no Third Party Right and there is no agreement, arrangement or obligation to create a Third Party Right in favor of the Seller or any of its Affiliates in relation to any of the securities in any Group Company.

(d)	The Seller does not have, and none of its Affiliates have, the right to be issued with, or call for the transfer of, any securities in any Group Company.

(e)	The Seller has not authorized, and the directors appointed by the Seller to the Company have not authorized, the issue of any securities in the Company or the creation of any Third Party Right in favor of any person in relation to any of the securities or issue of securities in the Company.

(f)	The Company owns all of the allotted and issued share capital of Cyber Neighbour Limited and there is no Third Party Right or any agreement, arrangement or obligation to create a Third Party Right in favor of any person in relation to any of the securities in Cyber Neighbour Limited, or to issue any securities in Cyber Neighbour Limited.

(g)	The Company and Cyber Neighbour Limited own all of the allotted and issued share capital in PropCo and there is no Third Party Right or any agreement, arrangement or obligation to create a Third Party Right in favor of any person in relation to any of the securities in PropCo, or to issue any securities in PropCo.

3	Insolvency and Winding Up

(a)	The Seller is not insolvent, has not suspended any payment of its debts, or entered into any arrangement or composition with any of its creditors.

(b)	No receiver, liquidator, administrator or similar has been appointed over the Seller or any of its assets.

Part B – Non-Core Seller’s Warranties

1	Corporate information

1.1	Incorporation and existence

Each Group Company is duly incorporated and existing under the laws of its place of incorporation and has full power to own its assets and its business and to carry on business as it is currently conducted.

1.2	Group details

(a)	The details of each Group Company set out in schedule 2 are true and accurate in all material respects.

(b)	No Group Company has an interest in, or has agreed to acquire an interest in, any securities of any body corporate (other than the Subsidiaries).

(c)	All the allotted and issued shares in the capital of the Group Companies have been properly and validly allotted and issued and are fully paid.

(d)	There is no Third Party Right and there is no agreement, arrangement or obligation to create a Third Party Right in relation to any securities in any Group Company, or to issue any securities in any Group Company.

(e)	No Group Company is insolvent, has suspended any payment of its debts, or has entered into any arrangement or composition with any of its creditors. No receiver, liquidator, administrator or similar has been appointed over any Group Company or any of its assets.

1.3	Joint ventures

(a)	No Group Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association), or a party to a distributorship, agency or franchise.

(b)	The Playboy Companies and the Taubman Companies are dormant and have no material assets or liabilities and no Group Company has any material liability or obligation to, or in connection with, any such company.

(c)	The Playboy Agreements and the Taubman Agreements have been terminated and no Group Company which is a party to any of those agreements has any material liability under those agreements except as expressly stated in those agreements to survive termination.

1.4	Related Party Transactions

Other than the Joint Venture Agreement, there are no agreements or arrangements between the Seller or any Seller Group Undertaking on the one hand and any Group Company on the other hand.

2	Accounts

2.1	Accounts

(a)	The Accounts were prepared in accordance with IFRS and have been prepared on a basis consistent with the practices and procedures applied in the past three years.

(b)	The Accounts show a true and fair view of the assets, liabilities and financial and trading position of the Group as at the Last Accounts Date and of the profits or losses of the Group for the financial year ended on the Last Accounts Date.

(c)	All the accounting records of each Group Company are in all material respects maintained in accordance with all applicable legal requirements.

(d)	As at the date no more than three Business Days prior to the date of this Agreement, the Group has in aggregate, $36,000,000 on deposit with financial institutions, material details of which have been provided by the Seller to the Buyer.

2.2	Management Accounts

(a)	The Management Accounts for the period from January 1, 2011 to March 31, 2011 in the agreed form (the Relevant Management Accounts) have been prepared in accordance with the significant accounting policies and the basis of preparation adopted consistent with those used in the Accounts which were prepared in accordance with IFRS.

(b)	The Relevant Management Accounts do not materially misstate either the assets and liabilities of the Group as at the date of the Relevant Management Accounts or the profits or losses of the Group for the period to which each of them relate.

2.3	Since the Last Accounts Date

Since the Last Accounts Date no Group Company has:

(a)	acquired or disposed of, or agreed to acquire or dispose of, any material asset or assumed or incurred, or agreed to assume or incur, any material liability, expenditure or obligation; or

(b)	paid any dividend or made any distribution.

3	Assets and Liabilities

3.1	Ownership

(a)	All assets of each Group Company are legally and beneficially owned by the relevant Group Company free from all Third Party Rights and, where capable of possession, in the possession or under the control of the relevant Group Company.

(b)	No Group Company has any liability under any leasing or hire, conditional sale or similar agreement.

3.2	Intellectual Property

(a)	The Group owns, or has been validly granted (as applicable) the Group IP free of all Third Party Rights (including the domain names and trade marks set out in the Disclosure Materials).

(b)	No Group Company has received any notice that the Group IP or any Group Company is or has infringed the Intellectual Property of any person and no person is infringing the Intellectual Property of any Group Company.

3.3	Indebtedness

Other than the Shareholder Loan, the shareholder loan in the amount of US$40,000,000 advanced by New Cotai, LLC to the Company, and other payables outstanding as disclosed in the Accounts, no Group Company owes any money to, or has borrowed any money from any person other than trade creditors in the ordinary course of business and no Group Company is a party to or has any liability to secure, or otherwise incur obligations with respect to an obligation of a third party.

4	Real Property

(a)	PropCo is the lessee of the Land pursuant to the Land Grant which is registered in PropCo’s name under inscription no. 26642 of Book F.

(b)	The Land Grant has not been reduced or otherwise modified and remains in full force and effect.

(c)	Save for the letter received from the Macau Government dated April 14, 2010 to which PropCo did not file a response, no notice of termination of the Land Grant, or reversion of any part of the Land, issued by the Macau Government has been received by PropCo and no termination order or despatch in respect of the Land or the Land Grant, or reversion of any part of the Land, has been published in the Macau Official Gazette.

(d)	PropCo has paid all amounts due under or in connection with the Land and the Land Grant and no amounts are outstanding with regard to the Land and the Land Grant or any of the subsequent formal offers for amendment thereof, issued by the DSSOPT or the Macau Land Commission of the Macau Government.

(e)	No written communications or documentation (of any description) have been exchanged between PropCo, the Seller or any Affiliate of the Seller and the Macau Government in connection with the Land, any construction or related works conducted therein, the Land Grant and any proposed amendments thereto.

(f)	No prosecution has been commenced by the Macau government or a Governmental Agency against any Relevant Person for bribery or corruption in relation to, or in connection with, the Land or the Land Grant or any construction therein.

5	Tax

(a)	The Accounts contain full provision for all taxation liable to be assessed on each Group Company for the accounting period ended on the relevant Accounting Date and all contingent liabilities for taxation have been provided for or disclosed in the Accounts.

(b)	All returns, reports and declarations (collectively, the Returns) of each Group Company required to be made for taxation purposes were duly filed when due and all other information supplied to any tax authority is and remains correct and none of the Returns is subject to any dispute of any type and there is no matter which may result in any such dispute.

(c)	Each Group Company has paid all taxation for which it is liable on the due date for payment.

(d)	Each Group Company is resident for tax purposes only in the place in which it was incorporated.

6	Material agreements

(a)	The Disclosure Materials contain a true and complete copy of:

(i)	the Design and Construct Contracts;

(ii)	the Marriott/Ritz Agreements;

(iii)	the W Agreements;

(iv)	the Taubman Agreements;

(v)	the Playboy Agreements;

(vi)	the ABB Agreement;

(vii)	the Paul Steelman Agreement; and

(viii)	any agreement or arrangement to which a Group Company is a party or is bound by and which involves such Group Company in either an annual or an aggregate lifetime expenditure in excess of US$2,000,000.

(b)	No Group Company has awarded any construction contract for the construction of the superstructure of the MSC Project and no Group Company has any liability whatsoever arising out of in relation to the tendering, RFP or negotiations of any such contracts.

(c)	No Group Company has received any notice that it is in breach of any of the contracts referred to in (a) above.

7	Employees

No Group Company has any employees, contractors or consultants other than Mr. Rajaratnam Selvaskandan and Mr. Ricky Kwok Choi Lau (who are currently engaged as consultants with Macao Studio City (Hong Kong) Limited) or any material liability to any former employee, contractor or consultant. For the purpose of this paragraph 7, “contractor” means any person who is contractually engaged with any Group Company in carrying out the business operations of the Group.

8	Litigation and compliance with Law

8.1	Litigation

(a)	No Group Company is involved in any civil, criminal, arbitration, administrative or other governmental proceeding which would likely to have a material adverse effect on the Group.

(b)	No Group Company has received any notice threatening any claim, action or arbitration proceedings.

(c)	Except for RDLA, there is no unsatisfied court order or arbitral award outstanding against any Group Company.

8.2	Compliance with Law

Each Group Company has at all times complied with applicable laws in all material respects.

8.3	Investigations

There have been and are no outstanding investigations or enquiries from a Governmental Agency concerning any Group Company and there are no circumstances which are likely to give rise to any such investigations or enquiries.

9	Information

The information set out in this Agreement and the Disclosure Materials (excluding, for this purpose, the Q&As) is true and accurate in all material respects (whether by omission or otherwise). The information set out in the responses to the Q&As was true and accurate as at the date such responses were furnished in all material respects (whether by omission or otherwise).

Part C – Buyer’s Warranties

1	Capacity and Authority

1.1	Incorporation and existing

The Buyer is a body corporate duly incorporated and existing under the laws of its place of incorporation.

1.2	Right, power, authority and action

(a)	The Buyer has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by the Buyer at or before Completion.

(b)	The execution and delivery of, and the performance by the Buyer of its obligations under, this Agreement will not:

(i)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of the Buyer;

(ii)	result in a breach of, or constitute a default under, any instrument to which the Buyer is a party or by which the Buyer is bound and which is material in the context of the transactions contemplated under this Agreement;

(iii)	result in a breach of any order, judgment or decree of any court or Governmental Agency to which the Buyer is a party or by which the Buyer is bound or submits; or

(iv)	require the Buyer to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made as at the date of this Agreement both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

1.3	Binding agreement

The Buyer’s obligations under this Agreement constitute legally valid and binding obligations of the Buyer.

2	Insolvency and Winding Up

(a)	The Buyer is not insolvent, has not suspended any payment of its debts, or entered into any arrangement or composition with any of its creditors.

(b)	No receiver, liquidator, administrator or similar has been appointed over the Buyer or any of its assets.

Part D – eSun’s Warranties

1	Capacity and Authority

1.1	Incorporation and existing

eSun is a body corporate duly incorporated and existing under the laws of its place of incorporation.

1.2	Right, power, authority and action

(a)	eSun has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by eSun at or before Completion.

(b)	The execution and delivery of, and the performance by eSun of its obligations under, this Agreement will not:

(i)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of eSun;

(ii)	result in a breach of, or constitute a default under, any instrument to which eSun is a party or by which eSun is bound and which is material in the context of the transactions contemplated under this Agreement;

(iii)	result in a breach of any order, judgment or decree of any court or Governmental Agency to which eSun is a party or by which eSun is bound or submits; or

(iv)	require eSun to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made as at the date of this Agreement both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

1.3	Binding agreement

eSun’s obligations under this Agreement constitute legally valid and binding obligations of eSun.

2	Insolvency and Winding Up

(a)	eSun is not insolvent, has not suspended any payment of its debts, or entered into any arrangement or composition with any of its creditors.

(b)	No receiver, liquidator, administrator or similar has been appointed over eSun or any of its assets.

Schedule 4 - Limitation on Seller’s Liability

1	Fraud

Nothing in this schedule 4 shall have the effect of limiting or restricting any liability of the Seller arising as a result of any fraud committed by a Relevant Person in relation to, or in connection with this Agreement.

2	General limitations

2.1	Each Seller’s Warranty (other than the Core Seller’s Warranties) shall be limited to the awareness of the Seller as if the words “so far as the Seller is aware” were inserted before each statement in each of such Seller’s Warranties.

2.2	Without prejudice to the other provisions of this Agreement (including this schedule 4), in respect of each Relevant Claim following Completion (other than a claim for a breach of a Core Seller’s Warranty), the Seller’s liability in respect of such Relevant Claim following Completion shall be limited to an amount equal to 60% of the loss suffered by the Group as a result of the matter giving rise to the Relevant Claim.

2.3	In this schedule 4 a Relevant Claim shall only include a claim for breach of a Core Seller’s Warranty where such term is used in paragraphs of 2, 3, 4 and 10 of this schedule 4 unless otherwise stated.

3	Time limits

3.1	The Seller shall not be liable in respect of a Relevant Claim unless it has been given notice in writing by or on behalf of the Buyer of the existence of such Relevant Claim together with reasonable details of such Relevant Claim:

(a)	where such Relevant Claim arises out of a breach of a Non-Core Seller’s Warranty, on or before May 31, 2012; and

(b)	for any other Relevant Claim, on or before the date which is two years from the date of Completion.

3.2	A Relevant Claim shall be deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect thereof have been commenced within six months of the giving of notice of the Relevant Claim under the preceding paragraph and for this purpose such legal proceedings shall not be deemed to have commenced unless both issued and served in accordance with this Agreement.

4	Upper limits

4.1	Subject to paragraph 4.2 of this schedule 4, the maximum aggregate liability of the Seller for all Relevant Claims against it shall not exceed the amount of the Purchase Price.

4.2	The maximum aggregate liability of the Seller for all Relevant Claims arising out of breaches of the Non-Core Seller’s Warranties against it shall be limited to the Buyer’s recourse following Completion to the Cash Entitlement. For the avoidance of doubt, the Buyer’s sole recourse for any such breach shall be to the Cash Entitlement. In no circumstances shall the Seller or eSun be liable in respect of any such breach to make any payment to the Buyer from the Seller’s or eSun’s own cash resources. In the event the amount of any loss arising out of breaches of the Non-Core Seller’s Warranties exceeds the amount of the Cash Entitlement (the Excess), the Buyer agrees and acknowledges that neither the Seller nor eSun shall be under any obligation or liability to pay the Excess to the Buyer and the Buyer undertakes not to seek to recover any of such losses from the Seller or eSun.

5	Lower limits

5.1	Subject to paragraph 5.2 of this schedule 4, the Seller shall not be liable in respect of a Relevant Claim:

(a)	unless the amount that would otherwise be recoverable from the Seller (but for this paragraph 5.1(a)) in respect of such Relevant Claim exceeds US$50,000; and

(b)	unless and until the amount that would otherwise be recoverable from the Seller (but for this paragraph 5.1(b)) in respect of such Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Seller has no liability because of paragraph 5.1(a) of this schedule 4) exceeds US$500,000 (the Threshold), and in the event that the aggregate amounts exceed the Threshold, the Seller shall be liable for the whole of such aggregate amount and not merely for the amount in excess of the Threshold.

5.2	This paragraph 5 shall not apply to a Relevant Claim in relation to a breach of any term of this Agreement other than a Seller’s Warranty.

6	Remediable breaches

Save for clause 4.2, the Seller shall not be liable for a Relevant Claim to the extent that the fact, matter, event or circumstance giving rise to such Relevant Claim is remediable and is remedied by or at the expense of the Seller to the reasonable satisfaction of the Buyer within 10 Business Days of the date on which notice of the existence of such Relevant Claim is given to the Seller under paragraph 3.1 of this schedule 4.

7	Specific limitations

The Seller shall not be liable in respect of a Relevant Claim:

7.1	to the extent that the matter giving rise to the Relevant Claim in the case of a Relevant Claim for breach of a Seller’s Warranty would not have arisen but for:

(a)	an Event after Completion by, at the direction of or involving a Buyer’s Group Undertaking or a director, employee or agent of a Buyer’s Group Undertaking other than an Event in the ordinary course of business of a Buyer’s Group Undertaking; or

(b)	the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the date of this Agreement;

7.2	to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an Event before or after Completion at the request or direction of, or with the written acquiescence or consent of, a Buyer’s Group Undertaking (which for these purposes includes a Group Company only after Completion) or an authorized agent or adviser of a Buyer’s Group Undertaking;

7.3	to the extent that the matter giving rise to the Relevant Claim relates to an amount for which any Group Company has a right of recovery against, or an indemnity from, a person other than a Seller’s Group Company, whether under a provision of applicable law, insurance policy or otherwise howsoever; and

7.4	to the extent that the matter giving rise to the Relevant Claim relates to matters specifically provided for or referred to in the Accounts.

8	Double claims

If the same fact, matter, event or circumstance gives rise to more than one Relevant Claim, the Buyer shall not be entitled to recover more than once in respect of such fact, matter, event or circumstance.

9	Contingent liabilities

To the extent that a Relevant Claim is based upon a liability of a Group Company which is a contingent liability, the Seller shall not be liable to make a payment to the Buyer in respect thereof unless and until such time as the contingent liability becomes an actual liability of a Group Company to make a payment. This paragraph 9 is without prejudice to the obligation of the Buyer to notify the Seller of the Relevant Claim and to issue and serve proceedings in respect thereof in accordance with paragraph 3.1 of this schedule 4.

10	Mitigation

Nothing in this schedule 4 restricts or limits the Buyer’s general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

11	Preservation of information

The Buyer shall, and shall ensure that each Group Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim.

12	Insurance

12.1	Subject to paragraph 12.2 of this schedule 4, no Relevant Claim shall be made or capable of being made to the extent that the losses in respect of such claim may be recovered under one or more policies of insurance in force from time to time.

12.2	This paragraph 12 shall not apply to a Relevant Claim in relation to a breach of any term of this Agreement other than a Seller’s Warranty.

13	Disclosure

The Seller’s Non-Core Warranties are qualified by:

13.1	the facts and circumstances which are fairly disclosed in the Disclosure Materials;

13.2	the facts, matters and circumstances which are fairly disclosed in the Disclosure Letter and any of the documents annexed to the Disclosure Letter;

13.3	all matters registered in respect of each Group Company with the relevant registry of the Group Companies and all matters registered against the properties it owns, uses or occupy at any local or statutory authority or undertaking; and

13.4	all matters set out in this Agreement (including, without limitation, the schedules to this Agreement).

Schedule 5 – Prohibited Action before Completion

(a)	Create, allot, issue, acquire, repay or redeem any share or agree to create, allot, issue, acquire, repay or redeem any share capital in any Group Company or acquire, or agree to acquire, an interest in shares of any body corporate.

(b)	Amalgamate, merge or consolidate any Group Company with any other entity.

(c)	Enter into any transaction with any shareholder or its Affiliates or its respective directors, officers, or employees.

(d)	Carry on business other than in the usual course.

(e)	Make, or agree to make, any capital or operational expenditure in excess of $US20,000.

(f)	Make any tax election.

(g)	Acquire or dispose of, or agree to acquire or dispose of, any asset with a value in excess of $US20,000 to assume or incur, any liability, expenditure or obligation in excess of $US20,000.

(h)	Enter into any agreement, arrangement, commitment or understanding having an aggregate value in excess of US$20,000.

(i)	Declare, pay or make any dividend or distribution.

(j)	Amend, or agree to amend, the terms of any borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, any borrowing or indebtedness in the nature of borrowing.

(k)	Create, or agree to create, any Third Party Right over any of its assets or redeem, or agree to redeem, any existing Third-Party Right over any of its assets.

(l)	Give, or agree to give, any guarantee, indemnity or other agreement to secure, or otherwise incur financial or other obligations with respect to, an obligation of a third party.

(m)	Employ or engage any employee or contractor (or amend the terms of employment of any such person).

(n)	Institute any litigation or arbitration proceedings.

(o)	Alter any of the constituent documents of any Group Company.

(p)	Terminate, settle or compromise, any W Agreement or Design and Construct Contract except in accordance with clause 7.

(q)	Make any admission of liability or give any written representation or warranty in respect of any Group Company.

(r)	Agree to do any of the above.

Schedule 6 – Completion Obligations

Part A

1.	At Completion the Seller shall deliver to the Buyer:

(a)	a duly executed transfer in respect of the Shares to the Buyer’s Nominee and the share certificate(s) for the Shares (or if lost, an indemnity in lieu thereof);

(b)	as evidence of the authority of each person executing a document referred to in this schedule 6 on the Seller’s behalf:

(i)	a copy of the minutes of a duly held meeting of the directors of the Seller (or a duly constituted committee thereof) authorizing the execution by the Seller of the document and, where such execution is authorized by a committee of the board of directors of the Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(ii)	a copy of the power of attorney conferring the authority,

in each case certified to be a true copy by a director or the secretary of the Seller;

(c)	a certificate duly executed by the directors of the Seller or under authority of the Seller confirming that the Mutual Waiver and Consent Agreement, the Waiver and Termination Agreement and the Settlement Deed have not have not been varied, amended, terminated or replaced;

(d)	an original Loan Assignment Agreement duly executed by the Seller in favor of the Buyer or its nominee;

(e)	the executed copy of the Letter of Instruction;

(f)	resignations in the agreed form from each director and secretary of each Group Company appointed by the Seller expressed to take effect from the end of the meeting held pursuant to paragraph 2 of this schedule 6 in each case acknowledging that he or she has no claim whatsoever against the relevant Group Company in respect of fees, remuneration, expenses, compensation for loss of office or otherwise;

(g)	the certificate of incorporation, common seal, minute books and share certificate books of each of the Company, Cyber Neighbour Limited and Macao Studio City (Hong Kong) Limited, and the statutory registers of Macao Studio City (Hong Kong) Limited; and

(h)	the letter instructing the Macau legal advisers of PropCo to deliver to the Buyer’s Macau counsel at Completion the minute books and any other minutes of PropCo executed on separate sheets.

2.	At Completion eSun shall deliver to the Buyer as evidence of the authority of each person executing a document referred to in this schedule 6 on eSun’s behalf:

(a)	a copy of the minutes of a duly held meeting of the directors of eSun (or a duly constituted committee thereof) authorizing the execution by eSun of the document and the affixation of the common seal of eSun on such document (as appropriate) and, where such execution is authorized by a committee of the board of directors of eSun, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(b)	a copy of the power of attorney conferring the authority.

3.	The Seller shall ensure that at Completion it shall deliver written resolutions of the board of directors of the Company in the form attached to the Mutual Waiver and Consent Agreement duly signed by the directors nominated by it approving the following matters:

(a)	the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares including without limitation in the register of members of the Company;

(b)	cancellation of the share certificate(s) in the name of the Seller and issuance of new share certificate(s) in the name of the Buyer;

(c)	the appointment of persons nominated by the Buyer as directors and secretary of the Company with effect from Completion;

(d)	the resignations of each resigning director and secretary with effect from Completion; and

(e)	the revocation of all Seller nominee’s authorities relating to the Bank Accounts and appoints the persons nominated by the Buyer and provided to the Seller by the Buyer at least three Business Days before Completion as signatories to the Bank Accounts, in both cases with effect from Completion.

4.	The Seller shall ensure that at Completion it shall deliver written resolutions of the shareholders of the Company in the form attached to the Mutual Waiver and Consent Agreement duly signed by it approving the adoption of the revised articles of association of the Company in the agreed form with effect on or about the date of this Agreement.

Part B

At Completion the Buyer shall:

1.	deliver to the Seller as evidence of the authority of each person executing a document referred to in this schedule 6 on the Buyer’s behalf:

(a)	a copy of the minutes of a duly held meeting of the directors of the Buyer (or a duly constituted committee thereof) authorizing the execution by the Buyer of the document and, where such execution is authorized by a committee of the board of directors of the Buyer, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(b)	a copy of the power of attorney conferring the authority,

in each case certified to be a true copy by a director or the secretary of the Buyer;

2.	deliver to the Seller an original Loan Assignment Agreement duly executed by the Buyer or its nominee; and

3.	pay to the Seller’s Account an amount in cash equal to the Outstanding Balance by transfer of funds for same day value.

Schedule 7 – Bank Accounts

Accountholder	Name of Bank	Type of account	Account Number

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Current account	773-408091-001

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Savings account	773-408091-668

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Savings account	773-408091-669

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Savings account	773-408091-670

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Current account	773-408091-222

Macao Studio City (Hong Kong) Limited	Hang Seng Bank	Savings account	773-408091-201

(East Asia-Televisao Por Satelite, Limitada)	Bank of China Macau Branch	Current account	01-112-384790-7

(East Asia-Televisao Por Satelite, Limitada)	Bank of China Macau Branch	Savings account	01-11-10-142284

(East Asia-Televisao Por Satelite, Limitada)	Bank of China Macau Branch	Current account	01-012-078866-9

(East Asia-Televisao Por Satelite, Limitada)	Bank of China Macau Branch	Savings account	01-01-10-066764

(East Asia-Televisao Por Satelite, Limitada)	Tai Fung Bank	Current account	113-1-00661-5

(East Asia-Televisao Por Satelite, Limitada)	Tai Fung Bank	Savings account	113-2-04731-5

(East Asia-Televisao Por Satelite, Limitada)	Tai Fung Bank	Current account	213-1-00520-2

IN WITNESS of which this Agreement has been executed and delivered AS A DEED on the date which first appears herein.

Executed as a deed by	)
East Asia Satellite Television (Holdings) Limited	)
acting by	)
in the presence of:	)

Witness’ signature:
Name:
Address:

Occupation:

Executed as a deed by	)
eSun Holdings Limited	)
acting by	)
in the presence of:	)

Witness’ signature:
Name:
Address:

Occupation:

Executed as a deed by	)
Melco Crown Entertainment Limited	)
acting by	)
in the presence of:	)

Witness’ signature:
Name:
Address:

Occupation:

Annexure A — Data Room Index

PROJECT Elephant - DATAROOM INDEX

INDEX REF	TITLE	Request List Reference
1	General Company Information
1.01	Corporate documents and documents related to SPA / JVA / MOU
1.01.01	Cyber Neighbour Memorandum and Articles of Association, incorporated 22/06/2000	Tab 14
1.01.02	Cyber One Memorandum and Articles of Association, 08/06/2007	Tab 15
1.01.03	MacauCo Memorandum of Association, 18/07/2007	Tab 16
1.01.04	JVA, 06/12/2006	Tab 10
1.01.05	Joint Venture Agreement annexing final form of Share Purchase Agreement between, interalios, CapitaLand, East and eSun, 12/03/2007	Tab 13
1.01.06	Draft letters of intent	Tab 2
1.01.07	SPA (together with a copy of letter of restatement by way of acknowledgement dated 12/04/2006), 08/04/2006	Tab 4
1.01.08	Side Agreement to SPA, May 2006	Tab 5
1.01.09	Side Letter to SPA, 04/12/2006	Tab 8
1.01.10	Letter from New Cotai to East and eSun containing waiver of Clause 4.1.2 of the SPA.	Tab 9
1.01.11	Further draft Side Letter to the SPA, 04/01/2007	Tab 11
1.01.12	MOU, 09/11/2007	Tab 12
1.01.13	Cyber One Board minutes, 04/12/2006	Tab 25
1.01.14	Cyber Neighbour Board minutes, 04/12/2006	Tab 26
1.01.15	Notices of appointment of Cyber One Directors (various dates)	Tab 27
1.01.16	eSun Board minutes relevant to MSC	Tab 35
1.01.17	Cancellation certificates for MSC-Co Holdings LLC, MSC T-LLC, MSC T-Sub I LLC, MSC-Sub II LLC	Draft provided to Corrs by email on June 1, 2011; signed version provided to Corrs by email on June 10, 2011
1.01.18	Subscription and novation agreement (December 4, 2006)	Provided to Corrs by email on June 8, 2011
1.01.19	Intercompany note (December 4, 2006)	Provided to Corrs by email on June 8, 2011
1.01.20	Deed of tax covenant (December 6, 2006)	Provided to Corrs by email
1.01.21	Letter of restatement by way of acknowledgement relating to escrow agreement (April 12, 2006)	Provided to Corrs by email
1.01.22	Joint escrow release notice (December 5, 2006)	Provided to Corrs by email

2	Financials
2.01	Financial Reporting
2.01.01	Financial Reporting Package, 09/2010	Financials Folder
2.01.02	Receipt of Payment, 27/06/2010, with Request for Payment and Billing Statement (Item 10)	Provided separately by email to Corrs.
2.01.03	Leases by Cyber One - Receipt of Payment, 22/09/2010 (Item 6A)	Provided separately by email to Corrs.
2.01.04	Leases by Cyber One - Payment Requisition Form, 15/09/2010 (Item 6B)	Provided separately by email to Corrs.
2.01.05	Leases by Cyber One - Agreement for Lease, 11/08/2006 (Item 6C)	Provided separately by email to Corrs.
2.01.06	Leases by Cyber One - License Agreement, 11/08/2006 (Item 6D)	Provided separately by email to Corrs.
2.01.07	Leases by Cyber One - Lease for Hong Kong Club Building Suites for the period between 1-31 July 2009, 11/08/2006 (Item 6E)	Provided separately by email to Corrs.
2.01.08	Leases by Cyber One - Lease for Hong Kong Club Building Suites for the period between 1-August 2006 - 27 June 2009, 11/08/2006 (Item 6F)	Provided separately by email to Corrs.
2.01.09	Leases by Cyber One - Agreement for Lease, 04/03/2008 (Item 6G)	Provided separately by email to Corrs.
2.01.10	Leases by Cyber One - Licence Agreement, 04/03/2008 (Item 6H)	Provided separately by email to Corrs.
2.01.11	Leases by Cyber One - Leases for the period between February 24, 2007 - June 27, 2009, 04/03/2008 (Item 6I)	Provided separately by email to Corrs.
2.01.12	Leases by Cyber One - Lease for the period between 1-31 July 2009, 04/03/2008 (Item 6I)	Provided separately by email to Corrs.
2.01.13	Leases by Cyber One - Offer of Lease, 18/01/2007	Provided separately by email to Corrs.
2.01.14	HK Convention Centre Lease - Change to Occupant, 22/09/2009 (Item 7A)	Provided separately by email to Corrs.
2.01.15	HK Convention Centre Lease - Notice to Vacate and Deliver Possession, 22/09/2009 (Item 7B)	Provided separately by email to Corrs.
2.01.16	HK Convention Centre Lease - Receipt of Payment, 23/07/2009 (Item 7C)	Provided separately by email to Corrs.
2.01.17	HK Convention Centre Lease - Form CR109 Notice of New Letting or Renewal Agreement, 11/06/2009, received 15/06/2009 (Item 7D)	Provided separately by email to Corrs.
2.01.18	HK Convention Centre Lease - Tenancy Agreement, 16/06/2009 (Item 7E)	Provided separately by email to Corrs.
2.01.19	HK Convention Centre Lease - John Lok Letter to MSC, 16/06/2009 (Item 7F)	Provided separately by email to Corrs.
2.01.20	HK Convention Centre Lease - Notice of Electricity Account Transfer Application, 13/07/2007 (Item 7G)	Provided separately by email to Corrs.
2.01.21	HK Convention Centre Lease - Form CR109 Notice of New Letting or Renewal Agreement, 12/07/2007, received 16/07/2007 (Item 7H)	Provided separately by email to Corrs.
2.01.22	HK Convention Centre Lease - John Lok Letter to Bestwood Enterprises, with Tenancy Agreement, 17/07/2007 (Item 7I)	Provided separately by email to Corrs.
2.01.23
2.01.24	Financial Reporting Package, 10/2010	Financials Folder; provided to Melco on May 3, 2011
2.01.25	Financial Reporting Package, 11/2010	Financials Folder; provided to Melco on May 3, 2011
2.01.26	Financial Reporting Package, 12/2010	Financials Folder; provided to Melco on May 3, 2011
2.01.27	Analysis of bank balances as at March 31, 2011	Financials Folder; provided to Corrs on May 5, 2011
2.01.28	Bank statement of MSC as at May 31, 2011 and deposit advice of May 4, 2011	Financials Folder; provided to Corrs on May 5, 2011

2.02	Cyber One Financial Statements
2.02.01	Cyber One Audited Financial Statements, 02/08/2000 to 31/12/2001, 31/12/2004, 31/12/2003, 31/12/2002	Financials Folder
2.02.02	Cyber One Audited Financial Statements, 31/12/2006, 31/12/2005, 31/12/2004	Financials Folder
2.02.03	Cyber One Audited Financial Statements, 31/12/2005	Financials Folder
2.02.04	Cyber One Audited Financial Statements, 31/12/2006	Financials Folder
2.02.05	Cyber One Audited Financial Statements, 31/12/2007 (Draft)	Financials Folder
2.02.06	Cyber One Audited Financial Statements, 31/12/2008 (Draft)	Financials Folder
2.02.07	Cyber One Audited Financial Statements, 31/12/2009 (Draft)	Financials Folder
2.02.08	Cyber One Representation Letter, 2009	Financials Folder
2.02.09	Cyber One Quarterly Consolidated Financial Statements, Q4 2010 (Draft)	Financials Folder; provided to Melco on May 3, 2011
2.02.10	Cyber One Audited Financial Statements, 31/12/2010 (Draft)	Financials Folder; provided to Melco on May 3, 2011
2.02.11	Cyber One Audited Financial Statements, 31/12/2007	Provided to Corrs on June 14, 2011
2.02.12	Cyber One Audited Financial Statements, 31/12/2008	Provided to Corrs on June 14, 2011
2.02.13	Cyber One Audited Financial Statements, 31/12/2009	Provided to Corrs on June 14, 2011
2.02.14	Cyber One Audited Financial Statements, 31/12/2010	Provided to Corrs on June 14, 2011
2.02.15	Cyber One Representation Letter, 2010	Provided to Corrs on June 14, 2011

2.03	Cyber Neighbour Financial Statements
2.03.01	Cyber Neighbour Audited Financial Statements, 31/12/2006	Financials Folder
2.03.02	Cyber Neighbour Audited Financial Statements, 31/12/2007 (Draft)	Financials Folder
2.03.03	Cyber Neighbour Audited Financial Statements, 31/12/2008 (Draft)	Financials Folder

2.04	MacaoCo Financial Statements
2.04.01	MacauCo Audited Financial Statements, 31/12/2006	Financials Folder
2.04.02	MacauCo Audited Financial Statements, 31/12/2007 (Draft)	Financials Folder
2.04.03	MacauCo Audited Financial Statements, 31/12/2008 (Draft)	Financials Folder

2.05	Bestwood Enterprises Limited / Macao Studio City (Hong Kong) Financial Statements
2.05.01	Bestwood Enterprises Limited Audited Financial Statements, 26/04/2006 to 31/12/2006	Financials Folder
2.05.02	Macau Studio City (Hong Kong) Limited Audited Financial Statements, 31/12/2007 (Draft)	Financials Folder
2.05.03	Macau Studio City (Hong Kong) Limited Audited Financial Statements, 31/12/2008 (Draft)	Financials Folder

2.06	MSCT Limitada Financial Statements
2.06.01	MSCT Limitatda Audited Financial Statements, 28/09/2007 to 31/12/2008 (Draft)	Financials Folder

3	Other Interests
3.01
3.01.01
4	Activities of the Group
4.01	Business Plans
4.01.01	Presentation to Moody’s, 17/07/2007	Tab 47
4.01.02	Presentation to Moody’s and S&P, 17/07/2007 and 18/07/2007	Tab 48
4.01.03	Presentation to Standard & Poor’s, 18/07/2007	Tab 49

5	Taxation
5.01	MacauCo
5.01.01	Tax Forms - M1 / M8 documents	Taxation Folder (1)
5.01.02	Documents relating to 2005 tax assessment / filing	Taxation Folder (1)
5.01.03	Documents relating to 2006 tax assessment / filing	Taxation Folder (1)
5.01.04	Documents relating to 2007 tax assessment / filing	Taxation Folder (1)
5.01.05	Documents relating to 2008 tax assessment / filing	Taxation Folder (1)

5.02	Bestwood Enterprises Limited / Macao Studio City (Hong Kong)
5.02.01	Documents relating to 2006/2007 tax assessment / filing	Taxation Folder (2)
5.02.02	Documents relating to 2009/2010 tax assessment / filing	Taxation Folder (2)
5.02.03	Letter to Bestwood from Ernst & Young outlining their appointment as tax representatives, 16/01/2008	Provided separately in CD-ROM with cover letter.

5.03	MSCT Limitada
5.03.01	Tax Forms - M1 / M8 documents	Taxation Folder (2)
5.03.02	Documents relating to 2007 tax assessment / filing	Taxation Folder (2)
5.03.03	Documents relating to 2008 tax assessment / filing	Taxation Folder (2)

6	Assets and Liabilities
6.01
6.01.01

7	Intellectual Property
7.01
7.01.01	Trademarks status summary December 5, 2007	IP Folder
7.01.02	Domain name documents	Provided separately by email to Corrs

8	Information Technology
8.01
8.01.01

9	Land
9.01	Permits / Documents related to Land Grant Modification
9.01.01	October 2001 grant of land with an English translation, October 9, 2001	LGM Folder
9.01.01.01	Macau Government Comfort Letter, February 14, 2006	Provided separately via email, Please add to LGM Folder
9.01.02	Indicative offer from the Bureau to MacauCo (in Chinese and Portuguese) (together with an English translation), March 6, 2006	LGM Folder
9.01.03	Letter from MacauCo to the Bureau requesting revisions to the indicative offer of 06/03/2006 (in English and Portugue se) (together with an English translation), April 10, 2006	LGM Folder
9.01.04	Letter from the Bureau to MacauCo, May 17, 2006	LGM Folder
9.01.05	Letter from the Bureau to MacauCo, November 3, 2006	LGM Folder
9.01.06	Letter from MacauCo to the Bureau, November 3, 2006	LGM Folder
9.01.07	Letter from MacauCo to the Bureau, November 23, 2006	LGM Folder
9.01.07.01	Macau Government Commitment Letter, November 23, 2006	Provided separately via email, Please add to LGM Folder
9.01.08	Email from Mr Cortez to Mr Li timed at 3:36pm, November 24, 2006	LGM Folder
9.01.09	Receipt of payment issued by the Macau Government, November 24, 2006	LGM Folder
9.01.10	March 2007 Application (in Portuguese) (together with an English translation), March 23, 2007	LGM Folder
9.01.11	Foundation Permit issued by the Macau Government, April 23, 2007	LGM Folder
9.01.12	MSC engagement letter, May 31, 2007	LGM Folder
9.01.13	Co-lead arranger designation letter, May 31, 2007	LGM Folder
9.01.14	Arrangemeent and underwritting fee letter, May 31, 2007	LGM Folder
9.01.15	May 2007 Commitment Letter, May 31, 2007	LGM Folder
9.01.16	Written resolutions of all the shareholders of MacauCo approving the Phase I Master Plan, June 5, 2007	LGM Folder
9.01.17	Letter of confirmation from MacauCo to New Cotai Entertainment (regarding exercise of first option), June 5, 2007	LGM Folder
9.01.18	Pie Cap Permit issued by the Macau Government, July 16, 2007	LGM Folder
9.01.19	September 2007 Indicative Offer, September 10, 2007	LGM Folder
9.01.20	November 2007 revisions request, November 9, 2007	LGM Folder
9.01.21	September 2008 Indicative Offer, September 26, 2008	LGM Folder
9.01.22	MacauCo’s Declaration of Acceptance, October 8, 2008	LGM Folder
9.01.23	Letter from the DSSOPT to MacauCo (in Chinese and Portuguese)(together with English translation by Pedro Cortes), January 13, 2009	LGM Folder

9.01.23.01	Letter from Dr Alves to Director Carion (with English translation), April 27, 2009	Provided separately via email. Please add to LGM Folder
9.01.23.02	Memorandum of meeting from Director Carion to Dr Alves, May 8, 2009	Provided separately via email. Please add to LGM Folder
9.01.24	[[NOT USED]]	LGM Folder
9.01.25	Letter from eSun to the Chief Executive of the Macau Government, March 10, 2010	LGM Folder
9.01.26	Letter from New Cotai to the Chief Executive of the Macau Government, April 13, 2010	LGM Folder
9.01.26.01	Letter from Macau Government to MacaoCo, April 14, 2010	Provided separately with cover letter. Please add to LGM Folder
9.01.26.02	Letter from New Cotai to Director Carion	Provided separately via email. Please add to LGM Folder
9.01.26.03	Letter from East to Director Carion	Provided separately via email. Please add to LGM Folder
9.01.27	Letter from East to the Chief Executive of the Macau Government, September 20, 2010	LGM Folder
9.01.28	Letter from New Cotai to the Chief Executive of the Macau Government, September 27, 2010	LGM Folder
9.01.29	Request for amendment to land grant: MC1-a	Provided separately by email to Corrs.
9.01.30	Request for amendment to land grant: MC1-b	Provided separately by email to Corrs.
9.01.31	Request for amendment to land grant: MC1-c	Provided separately by email to Corrs.
9.01.31	Request for amendment to land grant: MC1-d	Provided separately by email to Corrs.
9.01.32	Request for amendment to land grant: MC-2	Provided separately by email to Corrs.
9.01.33	Request for amendment to land grant: MC-3	Provided separately by email to Corrs.
9.01.34	Request for amendment to land grant: MC-4	Provided separately by email to Corrs.
9.01.35	Request for amendment to land grant: MC-5	Provided separately by email to Corrs.
9.01.36	MC-1 summary spreadsheet	Provided separately by email to Corrs.
9.01.36	MC-6 (Land Rent 2010)	Provided separately by email to Corrs.
9.01.37	MC-7	Provided separately by email to Corrs.

10	Design and Construction
10.01	Design
10.01.01	Paul Steelman Design Group Schematic Design Book, 03/09/2007	Tab 51
10.02	Design and Construction (Finance & Contracts - Hard costs)
10.02.01	Extract of Financial Reporting Package, 09/2010 relating to Hard costs (for full version see 2.01.01)	Hard Costs Folder
10.02.02	ABB (Hong Kong) Ltd - Power supply network and M&E installations	Hard Costs Folder
10.02.03	Kin Sun (Macao) Limitada - Pile Caps Removal	Hard Costs Folder
10.02.04	Kin Sun (Macao) Limitada - Site Investigation Works	Hard Costs Folder
10.02.05	Nam Fong Construction and Real Estate Co Ltd - Site Maintenance Works; Works Order	Hard Costs Folder
10.02.06	Stanger Asia Limited - Testing on the existing Piles	Hard Costs Folder
10.02.07	Stanger Asia Limited - Site Investigation Works - Phase 2	Hard Costs Folder
10.02.08	Vibro (Macau) Limited - Foundation Works; Works Order	Hard Costs Folder
10.02.09	Most Well Decorative Engineering Ltd - Replacement of Old Hoarding along South Side of the Site; Removal or Mud on top of Pile Caps for as-built surveying works; Works Order	Hard Costs Folder
10.02.10	ABB (Hong Kong) Ltd - Settlement Agreement regarding Power Supply network, 18/03/2011	Provided separately in CD-ROM with cover letter.
10.02.11	Nam Fong Construction and Real Estate Co Ltd - Letter of Acceptance for Site Maintenance Works, 16/11/2010	Provided separately in CD-ROM with cover letter.

10.03	Design and Construction (Finance & Contracts - Soft costs)
10.03.01	Extract of Financial Reporting Package, 09/2010 relating to Soft costs (for full version see 2.01.01)	Soft Costs Folder (1)
10.03.02	Aconex (HK) Limited - Aconex Project Licence; Terminated in September 2009	Soft Costs Folder (1)
10.03.03	Arup Communication - Electronic Security and IT infrastructure design	Soft Costs Folder (1)
10.03.04	Ove Arup & Partners (HK) - Peer Review on Cooling Capacity of Chiller Plant	Soft Costs Folder (1)
10.03.05	Asia Engineering Services Ltd - Consultancy services	Soft Costs Folder (1)
10.03.06	Benaim (China) Ltd - Preliminary peer review of geotechnical & structural system	Soft Costs Folder (1)
10.03.07	Benoy Limited - Retail interior design services; Reimbursement	Soft Costs Folder (1)
10.03.08	CAD International Inc - W Hotel Interior design consultancy; Reimbursement	Soft Costs Folder (1)
10.03.09	Davis Langdon & Seah Macau Ltd - Consultancy services - Quantity Surveying; Reimbursement	Soft Costs Folder (1)
10.03.10	EWA Project Consultants Ltd - Submission architect; Reimbursement	Soft Costs Folder (1)
10.03.11	Food Services Consultant Limited - Kitchen Design Services	Soft Costs Folder (1)
10.03.12	Food Services Consultant Limited - Consultancy added service - Marriott & Ritz, Tang and W and multi purpose hall	Soft Costs Folder (1)
10.03.13	Francis Krahe & Associates Inc. - Exterior LED display design; Additional Service - Exterior Lighting Redesign; Reimbursement	Soft Costs Folder (1)
10.03.14	Francis Krahe & Associates Inc. - FOH Retail Mall Lighting Consulting; Reimbursement	Soft Costs Folder (1)
10.03.15	Francis Krahe & Associates Inc. & Edwards Technologies Inc -LED Display Design Services; Reimbursement	Soft Costs Folder (1)
10.03.16	Franklin & Andrews (HK) Ltd - Peer Cost Review	Soft Costs Folder (1)
10.03.17	Geomatic Surveyors Ltd - Topographic and Existing Condition Survey; Works Order	Soft Costs Folder (2)
10.03.18	Grey Wong & Associates Ltd - Column Reinforcement Starter Bars Structural Safety Assessment	Soft Costs Folder (2)
10.03.19	HBA International - Concept Phase Interior Design, Tang Hotel	Soft Costs Folder (2)
10.03.20	Hill & Associates Ltd - Site Security Consultancy Service; Reimbursement	Soft Costs Folder (2)

10.03.21	Hill & Associates Ltd - Security Consultancy Service; Reimbursement	Soft Costs Folder (2)
10.03.22	IPP Consulting Asia Ltd - Audio Visual Consultancy Services; Reimbursement	Soft Costs Folder (2)
10.03.23	Studio GAIA Incn - Interior & Lighting - Playboy; Reimbursement	Soft Costs Folder (2)
10.03.24	J Roger Preston Ltd - Independent Vertification Services and Life Safety Engineering	Soft Costs Folder (2)
10.03.25	Mtech Engineering Co Ltd - Design coordination	Soft Costs Folder (2)
10.03.26	Maunsell Consultants Asia Ltd - Project Management Support Services	Soft Costs Folder (2)
10.03.27	Maunsell Structural Consultants Ltd - Peer Review	Soft Costs Folder (2)
10.03.28	Meinhardt Façade (Hong Kong) Ltd - Curtan Wall & BMU Consultancy Services	Soft Costs Folder (2)
10.03.29	Meinhardt (M&E) Ltd - Consultancy services - MEP, fire, safety engineering; Reimbursement - Resident Site Staff; Reimbursement	Soft Costs Folder (2)
10.03.30	Meichers Project Management Pte Ltd - Lucky 8 Feasibility Study	Soft Costs Folder (2)
10.03.31	Mott MacDonald Hong Kong Ltd - Consultancy services for Structural Safety Assessment	Soft Costs Folder (2)
10.03.32	MVA (Hong Kong) Ltd - Consultancy Services - Traffic Engineering	Soft Costs Folder (2)
10.03.33	O’Brien Lighting, Inc - Lighting Design Services	Soft Costs Folder (2)
10.03.34	Paul Steelman Design Group Asia Ltd (Steelman Architecture Asia, Limited from 21 Nov 2007) - Architectural design; Interior design; Reimbursement	Soft Costs Folder (3)
10.03.35	Paul Steelman Design Group Asia - Interior Design, Architectural Lighting and Theatrical design for Multi-Purpose Hall	Soft Costs Folder (3)
10.03.36	Paul Y. Construction - Pre-construction services	Soft Costs Folder (3)
10.03.37	PolyU Technology and Consultancy Co Ltd - EMI Study	Soft Costs Folder (3)
10.03.38	RDL Asia Ltd - Consultancy Services - production architect; Additional services - piling substantial work; Reimbursement	Soft Costs Folder (3)
10.03.38.01	Correspondence from RDL Asia to Lawrence Chau & Associates, April 23, May 7, June 3, July 4, and July 15, 2008 (responsive to Question 47 of the JV Q&A Legal)	Provided to Melco separately by Courier on April 20, 2011. Please add to soft Costs Folder (3) as item 10.03.38.01.
10.03.39	RED Consultants Ltd - Wind Tunnel Testing	Soft Costs Folder (3)
10.03.40	Romero Thorsen Design - Signage - Prime Design (4 hotel towers); Reimbursement	Soft Costs Folder (3)
10.03.41	Scott Architectural Graphics, Inc. - Signage - Prime Design (Retail); Reimbursement	Soft Costs Folder (3)
10.03.42	Scott Architectural Graphics, Inc. - Signage - Prime Design (Podium); Reimbursement	Soft Costs Folder (3)
10.03.43	Siu Yin Wai & Associates (Int’l) Ltd; Consultancy services - Civil, Structural, Geotechnical; Reimbursement - Resident Site Staff; Reimbursement	Soft Costs Folder (3)
10.03.44	Siu Yin Wai & Associates (Int’l) Ltd - Technical director of site supervision	Soft Costs Folder (3)
10.03.45	Siu Yin Wai & Associates (Int’l) Ltd - Assessment of Slope Stability	Soft Costs Folder (3)
10.03.46	Shen Milsom & Wike, Ltd - Base Building Acoustic; Reimbursement	Soft Costs Folder (4)
10.03.47	Shen Milsom & Wike, Ltd - Theatre Design - Technical Advisory Services	Soft Costs Folder (4)
10.03.48	Shen Milsom & Wike, Ltd - Macao Dome Acoustics consulting services	Soft Costs Folder (4)
10.03.49	Shui Ho Human Resources Consultant Limited - Provision Project HR Management Consultancy Services; Consultancy services for Labor Quota Renewal	Soft Costs Folder (4)
10.03.50	SMC Alsop Design (Singapore) - Architectural development of the RIDE; Reimbursement	Soft Costs Folder (4)
10.03.51	St. Legere Design Internationl Ltd. - Landscape design; Landscape Architecture - Additional Service; Reimbursement	Soft Costs Folder (4)
10.03.52	Steelman Architecture Asia Limited - Playboy Mansion Space Planning Consultancy Services	Soft Costs Folder (4)
10.03.53	Steelman Architecture Asia Limited - Façade Design	Soft Costs Folder (4)
10.03.54	Taubman Macau Limited - Development fee; Reimbursement	Soft Costs Folder (4)
10.03.55	Theatre Projects Consultants - Theatre and Macao Dome Acoustics consulting services	Soft Costs Folder (4)
10.03.56	Wilson Associates - Marriott interior design consultancy services; Reimbursement	Soft Costs Folder (4)
10.03.57	Wilson Associates - Ritz Carlton interior design consultancy services; Reimbursement	Soft Costs Folder (4)
10.03.58	Wilson Associates, LLC - Playboy Club & Playboy Mansion Interior Design; Reimbursement	Soft Costs Folder (4)
10.03.59	Contract Documents for Foundation Works (Engineer’s Design) for Macau Studio City at Cotai, Macau” dated May 10, 2007 between East Asia Satellite Television Limited and Vibro (Macau) Limited	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.60	Certificate of Practical Completion dated August 14, 2008 from RDL Asia Limited to Vibro (Macau) Limited	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.61

Letter from Davis Langdon & Seah to East Asia Satellite Television Limited dated December 5, 2008 entitled “Foundation Works (Engineer’s Design) for Macau Studio City at Cotai, Macau – Valuation for Interim Certificate No. F-14”

Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.62	Interim Award in the matter of an arbitration between Vibro (Macau) Limited (Claimant) and East Asia Satellite Television Limited (Respondent) dated September 9, 2010	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.63	Second Interim Award in the matter of an arbitration between Vibro (Macau) Limited (Claimant) and East Asia Satellite Television Limited (Respondent) dated May 19, 2010	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.64	Third Interim Award in the matter of an arbitration between Vibro (Macau) Limited (Claimant) and East Asia Satellite Television Limited (Respondent) dated November 25, 2010	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.65

Letter from Hogan Lovells to Pinsent Masons dated September 26, 2010 entitled “Vibro (Macau) Limited v East Asia Televisao Por Satelite Limitada - Arbitration - Foundation Works (Engineer’s Design) for Macao Studio City at Cotai, Macau - Disputed No.2”

Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.66

Letter from Hogan Lovells to Pinsent Masons dated September 29, 2010 entitled “Vibro (Macau) Limited v East Asia Televisao Por Satelite Limitada - Arbitration - Foundation Works (Engineer’s Design) for Macao Studio City at Cotai, Macau - Disputed No.1”

Provided separately with cover letter. Please add to Soft Costs Folder (4)

10.03.67	Contract Documents for Design, Supply and Installation of 66kW11kV Supply Network and M&E Installations in Area Substation” between East Asia Satellite Television Limited and ABB (Hong Kong) Limited	Provided separately with cover letter. Please add to Soft Costs Folder (4)
10.03.68

Letter from Pinsent Masons to Hogan Lovells dated February 25, 2011 entitled “Vibro (Macau) Limited and East-Asia Televisao Por Satelite Limitada - Macao Studio City Arbitration - Foundation Works - Dispute Nos 1-6 - Final Settlement Agreement”:

Provided separately in CD-ROM with cover letter.
10.03.69

Letter from Pinsent Masons to Hogan Lovells dated March 18, 2011 entitled “Vibro (Macau) Limited and East-Asia Televisao Por Satellite Limitada - Macao Studio City Arbitration - Foundation Works - Dispute Nos. 1-6 - Settlement”

Provided separately in CD-ROM with cover letter.
10.03.70

Letter from Hogan Lovells to Pinsent Masons dated March 18, 2011 entitled “Vibro (Macau) Limited v East Asia Televisao Por Satellite Limitada - Arbitration - Foundation Works (Engineer's Design) for Macao Studio City at Cotai, Macau”

Provided separately in CD-ROM with cover letter.
10.03.71	Woods Bagot-Letter of Agreement to woods Bagotengaging them for Interior Design services, 20/02/2008	Provided separately in CD-ROM with cover letter.

11	Environmental Enquiries
11.01	Environmental risks and improvement proposals
11.01.01	Risk Evaluation Report on MSC prepared by Allianz. 23/12/2008 (see item 16.01.01)

12	Agreements and Commitments
12.01	Material agreements
12.01.01	Taubman Agreements
12.01.01.01	Agreement for Lease	Tab 21(i)
12.01.01.02	Amended and Restated Equity Participation Agreement	Tab 21(ii)
12.01.01.03	Assignment and Assumption of Membership Interests	Tab 21(iii)
12.01.01.04	Certificates of Formation for MSC-Co Holdings LLC, MSC-T LLC, MSC-T Sub I LLC, MSC-T Sub II LLC and MSC-TAML Holdings LLC	Tab 21(iv)
12.01.01.05	Development Services Agreement	Tab 21(v)
12.01.01.06	Disclosure Statements of MacauCo, MSCT Limited and Taubman Macau Limited	Tab 21(vi)
12.01.01.07	Equity Participation Agreement	Tab 21(vii)
12.01.01.08	ERA Symopsis	Tab 21(viii)
12.01.01.09	Escrow Agreement	Tab 21(ix)
12.01.01.10	Escrow Fee Letter	Tab 21(x)
12.01.01.11	Letter of Undertaking	Tab 21(xi)
12.01.01.12	LLC Agreement of MSC-CO Holdings LLC	Tab 21(xii)
12.01.01.13	LLC Agreement of MSC-T LLC	Tab 21(xiii)
12.01.01.14	LLC Agreement of MSC-T Sub I LLC	Tab 21(xiv)
12.01.01.15	LLC Agreement of MSC-T Sub II LLC	Tab 21(xv)
12.01.01.16	LLC Agreement of MSC-TAML Holdings LLC	Tab 21(xvi)
12.01.01.17	Management Services Agreement	Tab 21(xvii)
12.01.01.18	Memorandum of Association of MSCT Limited	Tab 21(xviii)
12.01.01.19	MSC-T Sub I LLC Action by Written Consent of Sole Member	Tab 21(xix)
12.01.01.20	MSC-T Sub II LLC Action by Written Consent of Sole Member	Tab 21(xx)
12.01.01.21	Company Secretary Certificate for MSC-T Sub I LLC	Tab 21(xxi)
12.01.01.22	Company Secretary Certificate for MSC-T Sub II LLC	Tab 21(xxii)
12.01.01.23	Transmittal Letter	Tab 21(xxiii)
12.01.01.24	Letter from Taubman to Citibank regarding the escrow funds	Provided separately with cover letter. Please add behind Tab 21(xxiii).
12.01.01.25	Letter to terminate JVA, 29/09/2009	Provided separately by e mail to Corrs. Please add behind Tab 21(xxiv).
12.01.01.26	Remittance to Taubman for USD7,323,504.45 for “Development fee final payment and recoverable expenses”, 03/11/2009	Provided separately by e.mail to Corrs. Please add behind Tab 21(xxv).
12.01.01.27	Certificates of Resolution of Cyber One Agents Ltd and Cyber Neighbour Ltd	Provided separately in CD-ROM with cover letter.
12.01.01.28	Resolution of the Board of Directors, 12/12/2007	Provided separately in CD-ROM with cover letter.
12.01.01.29	Company Secretary Certificate, 08/2007	Provided separately in CD-ROM with cover letter.
12.01.01.30	Email thread regarding winding up	Provided separately in CD-ROM with cover letter.
12.01.01.31	Email thread with advice regarding Development Fee and Marketing Suit	Provided separately in CD-ROM with cover letter.

12.01.02	Playboy Agreements
12.01.02.01	Acknowledgement And Agreement, 21/06/2007	Tab 23(i)
12.01.02.02	License Agreement, 21/06/2007	Tab 23(ii)
12.01.02.03	Sub-license Agreement, 21/06/2007	Tab 23(iii)
12.01.02.04	Limited Liability Company Agreement, 21/06/2007	Tab 23(iv)
12.01.02.05	Side Letter, 25/06/07	Tab 23(v)
12.01.02.06	Termination letter, 10/11/2009	provided separately by email to Corrs. Please add behind Tab 23(v).
12.01.02.07	Letter to Playboy regarding Contribution of Costs, with Debit Note, 30/07/2010	Provided separately with cover letter.
12.01.02.08	Letter from Playboy regarding Contribution of Costs, 26/08/2010	Provided separately with cover letter.
12.01.02.09	Amendment to License Agreement, 01/01/2008	Provided separately in CD-ROM with cover letter.
12.01.02.10	Email thread to Kirkland & Ellis LLP regarding dissolution	Provided separately in CD-ROM with cover letter.

12.01.02.11	Side Agreement, 05/2007	Provided separately in CD-ROM with cover letter.

12.01.03	Marriot Agreements
12.01.03.01	International Services Agreement, 25/05/2007	Tab 19(i)
12.01.03.02	Operating Agreement, 25/05/2007	Tab 19(ii)
12.01.03.03	License and Royalty Agreement, 25/05/2007	Tab 19(iii)
12.01.03.04	Side Letter, 25/05/2007	Tab 19(iv)
12.01.03.05	Letter from Mariott regarding Operating Agreement, 17/06/2010	Provided separately by email to Corrs. Please add behind Tab 19(iv).
12.01.03.06	JSM email advice extracting relevant provision of hotel agreements	Provided separately in CD-ROM with cover letter.
12.01.03.07	Assignment and Assumption Agreement, 21/07/2006	Provided separately in CD-ROM with cover letter.
12.01.03.08	Agreement pursuant to Operating Agreement, 25/05/2007	Provided separately in CD-ROM with cover letter.
12.01.03.09	Technical Services and Pre-Commencement Agreement between East Asia and Marriott & Ritz-Carlton	Provided separately in CD-ROM with cover letter.
12.01.03.10	Termination Agreement dated May 11, 2011	Provided to Corrs on May 16
12.01.03.11	Board resolution of MacauCo re: termination of Mariott and Ritz agreements, dated May 11, 2011	Provided to Corrs by email on May 23
12.01.03.12	Shareholder resolution of MacauCo re: termination of Mariott and Ritz agreements, dated May 11, 2011	Provided to Corrs by email on May 23
12.01.03.13	Board resolution of Cyber One Agents re: termination of Mariott and Ritz agreements, dated May 11, 2011	Provided to Corrs by email on May 23
12.01.03.14	Shareholder resolution of Cyber One Agents re: termination of Mariott and Ritz agreements, dated May 11, 2011	Provided to Corrs by email on May 23
12.01.03.15	Board resolution of Cyber One Neighbour re: termination of Mariott and Ritz agreements, dated May 11, 2011	Provided to Corrs by email on May 23

12.01.04	Ritz-Carlton Agreements
12.01.04.01	International Services Agreement, 25/05/2007	Tab 20(i)
12.01.04.02	Operating Agreement, 25/05/2007	Tab 20(ii)
12.01.04.03	License and Royalty Agreement, 25/05/2007	Tab 20(iii)
12.01.04.04	Side Letter, 25/05/2007	Tab 20(iv)
12.01.04.05	Letter from Ritz Carlton regarding Operating Agreement, 17/08/2010	Provided separately by email to Corrs. Please add behind Tab 20(iv).
12.01.04.06	Assignment and Assumption Agreement, 21/07/2006	Provided separately in CD-ROM with cover letter.
12.01.04.07	Agreement pursuant to Operating Agreement, 25/05/2007	Provided separately in CD-ROM with cover letter.
12.01.04.08	Termination Agreement dated May 11, 2011	Provided to Corrs on May 16
N/A	Board and shareholder resolutions re: termination of Mariott and Ritz agreements, dated May 11, 2011	See 12.01.03.11 to 12.01.03.15 above

12.01.06	Tang Agreement
12.01.06.01	Memorandum of Understanding between Cyber One and David Tang), 09/01/2007	Tab 22

12.01.06	W Hotel Agreements
12.01.06.01	Centralized Services Agreement, 14/07/2007	Tab 24(i)
12.01.06.02	Development Consulting Services Agreement, 14/07/2007	Tab 24(ii)
12.01.06.03	Operating Services Agreement, 14/07/2007	Tab 24(iii)
12.01.06.04	System License Agreement, 14/07/2007	Tab 24(iv)
12.01.06.05	Notice of breach, 12/11/2010	Provided separatelyl by email to Corrs. Please add behind Tab 24(iv).

13	Employment
13.01
13.01.01	Opinion from Lovells regarding employment issues	Employment Folder (Tab 1)
13.01.02	Termination (and employment) letters - senior executives	Employment Folder (Tabs 2-11)
13.01.03	Termination letters	Employment Folder (Tab 12)
13.01.04	Correspondence with N Naples (former COO) regarding relocation expenses	Provided separately by email to Corrs. Please add to Employment Folder.
13.01.05	Written resolutions of Cyber One shareholders, 28/07/2009	Provided separately with cover letter. Please add to Employment Folder.
13.01.06	Written resolutions of Cyber One board, 28/07/2009	Provided separately with cover letter. Please add to Employment Folder.
13.01.07	Consultancy agreement for Raj Selvaskandan, 20/09/2009	Provided separately by email to Corrs.
13.01.08	Letter with Ricky Lau dated December 15, 2010	Provided to Corrs on May 20, 2011
13.01.09	MSC(HK) - Form IR56M (Remuneration paid to persons other than employees to YE March 31, 2011	Provided by email to Corrs on June 2, 2011
13.01.10	MSC(HK) - Employer's return of remuneration and pensions for YE March 31, 2011	Provided by email to Corrs on June 2, 2011

14	Indebtedness
14.01

14.01.01

15	Permits and Regulatory Matters
15.01
15.01.01

16	Insurance
16.01
16.01.01	Allianz Risk Evaluation Report on MSC, 23/12/2008	Insurance Folder
16.01.02	Summary of liability insurance for 2007-2009	Insurance Folder
16.01.03	Contractor’s All Risk policy for Cyber One for period 13/05/2007 to 23/08/2007	Insurance Folder
16.01.04

Core Insurance Programme for the Group for the MSC Project -Contractor’s all risk, dealy in start up, third party liability and terrorism for period 13/04/2007 to 31/03/2009 (plus 12 months extended maintenance)

Insurance Folder
16.01.05	Core Construction Insurances for the Group for the MSC Project - standstill cover (third party liability) for period 01/04/2010 to 31/03/2011	Insurance Folder
16.01.06	Core Construction Insurances for the Group for the MSC Project - Renewal of standstill cover (contractors all risks) for period 03/09/2010 to 02/09/2011	Insurance Folder
16.01.07	Directors and Officers Liability and Company Reimbursement Insurance for Cyber One for period 08/01/2008 to 07/01/2009, 08/01/2009 to 07/01/2010, 08/01/2010 to 07/01/2011	Insurance Folder
16.01.08	Employees’ Compensation Insurance for Macao Studio City (Hong Kong) Ltd for period 12 months as from 01/03/2010	Insurance Folder
16.01.09	Expatriate Medical Insurance for Macao Studio City (Hong Kong) Ltd for period 01/03/2010 to 01/03/2011	Insurance Folder
16.01.10	Group Term Life Insurance for Macao Studio City (Hong Kong) Ltd for period 12 months as from 07/03/2010	Insurance Folder
16.01.11	Signboard Liability Insurance for MacaoCo for period 12 months as from 03/08/2010	Insurance Folder
16.01.12	Construction All Risks & Delay in Start-up Insurance Policy No. 009800000098 issued by Macau Insurance Company	Provided to Melco on May 12, 2011
16.01.13	Third Party Liability Insurance Policy No. CAS0010213/000000-GL issued by Chartis Insurance Hong Kong Limited, Macau Branch	Provided to Melco on May 12, 2011
16.01.14	Table for Claims Settlement as at May 11, 2011	Provided to Melco on May 12, 2011
16.01.15	JLT’s e mail to Macau Insurance Company dated September 2, 2010	Provided to Melco on May 12, 2011
16.01.16	JLT’s letter to Macau Studio City dated September 17, 2010	Provided to Melco on May 12, 2011
16.01.17	Directors & Officers Liability Insurance Policy No. 8L100000050001-00 issued by Allianz and various related e mails	Provided to Melco on May 12, 2011
16.01.18	JLT’s signed consent letter dated May 11, 2011	Provided to Melco on May 12, 2011
16.01.19	Summary of settled and outstanding insurance claims in respect of contractor’s all risks cover as at November 14, 2008	Provided to Melco on May 18, 2011
16.01.20	Site inspection report prepared by McLarens Young International dated November 27, 2009	Provided to Melco on May 18, 2011
16.01.21	Site inspection report prepared by McLarens Young International dated October 6, 2010	Provided to Melco on May 18, 2011
16.01.22	Cyber One’s D&O claims summary as at 16 May 2011	Provided to Melco on May 23, 2011

17	Compliance with Law, Litigation, etc.
17.01
17.01.01

Invoice from East Asia Music (Holdings) Limited to MacauCo dated November 29, 2007 and a sponsorship agreement dated October 12, 2007 between East Asia Entertainment Limited and East Asia Satellite Television Limited

Provided to Corrs by email on 1 June 2011
17.01.02	Final award of an arbitration dated September 14, 2009	Provided to Corrs by email on 1 June 2011
17.01.03	Reason for the arbitration award dated September 14, 2009	Provided to Corrs by email on 1 June 2011

18	Other Significant Matters
18.01
18.01.01

19	Professional Consultancy
19.01	Professional Fee Payment
19.01.01	Please refer to pp 4, 6 and 7 of the Financial Reporting Package, 09/2010 (item 02.01.01)
19.01.02	Aconex (HK) Limited - Service Order: Training & Data Conversion, 27/06/2008	Provided separately in CD-ROM with cover letter
19.01.03	Aconex (HK) Limited - Settlement Agreement with Cyber One, 24/06/2009	Provided separately in CD-ROM with cover letter
19.01.04	Arup Communications - Authorization to Provide Services and Notice to Proceed, 11/06/2007	Provided separately in CD-ROM with cover letter
19.01.05	Arup Communications - Clarification Letter for Proposal, 30/05/2007	Provided separately in CD-ROM with cover letter
19.01.06	Asia Engineering Services Limited - Scope of Services & Fee Quotation, 29/09/2006	Provided separately in CD-ROM with cover letter
19.01.07	Bency Limited - Consultant’s Deed of Engagement of Retail Component Interior Design Consultant, 11/03/2008	Provided separately in CD-ROM with cover letter
19.01.08	CAD International, Inc - Consultant’s Deed of Engagement of W Hotel Interior Designer, 10/01/2008	Provided separately in CD-ROM with cover letter
19.01.09	Cairncross Martin Limited - Consultant’s Deed of Engagement of FF&E and OS&E Procurement Services Provider, 04/02/2008	Provided separately in CD-ROM with cover letter

19.01.10	Davis Langdon & Seah Macau Limited - Consultant’s Deed of Engagement of Quantity Surveyor: Macao Studio City, 20/06/2007	Provided separately in CD-ROM with cover letter
19.01.11	Food Service Consultants, Ltd - Authorization to Provide Added Services and Notice to Proceed, 23/03/2007	Provided separately in CD-ROM with cover letter
19.01.12	Food Service Consultants, Ltd - Authorization to Provide Added Services and Notice to Proceed, 18/07/2007	Provided separately in CD-ROM with cover letter
19.01.13	Food Service Consultants, Ltd - MSC Fee Proposal for New Areas	Provided separately in CD-ROM with cover letter
19.01.14	Food Service Consultants, Ltd - Proposal with job Reference List and Experience	Provided separately in CD-ROM with cover letter
19.01.15	Food Service Consultants, Ltd - Quotation, 05/03/2007	Provided separately in CD-ROM with cover letter
19.01.16	Food Service Consultants, Ltd - Email thread regarding revised terms of payment	Provided separately in CD-ROM with cover letter
19.01.17	Food Service Consultants, Ltd - Revised Terms of Payment, 02/05/2007	Provided separately in CD-ROM with cover letter
19.01.18	Francis Krahe & Associates Inc - Consultant’s Deed of Engagement of Retail Mall Interior Lighting Consultant and Designer, 18/01/2006	Provided separately in CD-ROM with cover letter
19.01.19	Francis Krahe & Associates Inc - Consultant’s Deed of Engagement of Lighting Consultant and Designer, 24/07/2007	Provided separately in CD-ROM with cover letter
19.01.20	HBA International - Authorization to Provide Services and Notice to Proceed, 28/01/2006	Provided separately in CD-ROM with cover letter
19.01.21	HBA International - Proposal Excerpt	Provided separately in CD-ROM with cover letter
19.01.22	J. Roger Preston (Macau) Limited - Consultant’s Deed of Engagement of Independent Verifier for Fire and Life Safety Engineering, 27/11/2007	Provided separately in CD-ROM with cover letter
19.01.23	Maunsell Structural Consultants Ltd - Authorization to Provide Services and Notice to Proceed, 23/10/2007	Provided separately in CD-ROM with cover letter
19.01.24	Meinhardt (M&E) Ltd - Consultant’s Deed of Engagement of MEP, Fire, Life and Safety Engineering Consultant, 17/07/2007	Provided separately in CD-ROM with cover letter
19.01.25	Meinhardt Façade Technology (HK) Ltd - Consultant’s Deed of Engagement of Façade & BMU Consultant, 27/06/2007	Provided separately in CD-ROM with cover letter
19.01.26

Mtech Engineering Co., Ltd - Consultant’s Deed of Engagement of Design Coordination Consultant of Architectural, Structural, Mechanical, Electrical and All Major Services Using 3-Dimensional Model, 16/01/2008

Provided separately in CD-ROM with cover letter
19.01.27	MVA Hong Kong Ltd - Consultant’s Deed of Engagement of Traffic Consultant, 12/06/2007	Provided separately in CD-ROM with cover letter
19.01.28	O’Brien Lighting, Inc - Authorization to Provide Services and Notice to Proceed, 30/06/2007	Provided separately in CD-ROM with cover letter
19.01.29	O’Brien Lighting, Inc - Proposal: Revised Design Agreement, 24/08/2007	Provided separately in CD-ROM with cover letter
19.01.30	Paul Steelman Design Group Asia Limited - Consultant’s Deed of Engagement: Architectural Designer, 06/06/2007	Provided separately in CD-ROM with cover letter
19.01.31	Paul Steelman Design Group Asia Limited - Authorization to Provide Services and Notice to Proceed, 02/11/2007	Provided separately in CD-ROM with cover letter
19.01.32	Paul Steelman Design Group Asia Limited - Proposal: Multi Purpose Hall, 07/09/2007	Provided separately in CD-ROM with cover letter
19.01.33	Paul Steelman Design Group Asia Limited - Mutual Release and Settlement Agreement, 07/04/2010	Provided separately in CD-ROM with cover letter
19.01.34	Paul Y. Construction Company Limited - Authorization to Provide Services and Notice to Proceed, 03/05/2007	Provided separately in CD-ROM with cover letter
19.01.35	RDL Asia Limited - Consultant’s Deed of Engagement: Production Architect, 24/11/2007	Provided separately in CD-ROM with cover letter
19.01.36	RDL Asia Limited - Opening Submission for trial from RDL, 07/01/2010	Provided separately in CD-ROM with cover letter
19.01.37	RDL Asia Limited - Statement of RDL’s claim from Cheung & Choy Solicitors to Lovells, 02/03/2009	Provided separately in CD-ROM with cover letter
19.01.38	RDL Asia Limited - Statement of Defense of EastAsia from Lovells, 24/04/2009	Provided separately in CD-ROM with cover letter
19.01.39	RED Consultants Limited - Consultant’s Deed of Engagement of Wind Tunnel Testing Consultant, 19/07/2007	Provided separately in CD-ROM with cover letter
19.01.40	Romero Thorsen Design - Proposal: Hotel Signage & Graphics Consultancy, 27/06/2007 (revised 06/06/2007)	Provided separately in CD-ROM with cover letter
19.01.41	Romero Thorsen Design - Authorization to Provide Services and Notice to Proceed, 15/08/2007	Provided separately in CD-ROM with cover letter
19.01.42	Scott Architectural Graphics, Inc - Authorization to Provide Services and Notice to Proceed, 15/08/2007	Provided separately in CD-ROM with cover letter
19.01.43	Scott Architectural Graphics, Inc - Proposal: Podium Signage Design Consultant, 15/08/2007	Provided separately in CD-ROM with cover letter
19.01.44	Scott Architectural Graphics, Inc - Podium Fee Schedule, 15/08/2007	Provided separately in CD-ROM with cover letter
19.01.45	Scott Architectural Graphics, Inc - Authorization to Provide Services and Notice to Proceed, 20/08/2007	Provided separately in CD-ROM with cover letter
19.01.46	Scott Architectural Graphics, Inc - Proposal: Retail Signage Design Consultant, 15/08/2007	Provided separately in CD-ROM with cover letter
19.01.47	Scott Architectural Graphics, Inc - Retail Fee Schedule, 15/08/2007	Provided separately in CD-ROM with cover letter

19.01.48	Shen Milsom & Wike, Limited - Proposal: Audiovisual Consulting Services, final revision: 27/03/2008	Provided separately in CD-ROM with cover letter
19.01.49	Shen Milsom & Wike, Limited - Authorization to Provide Services and Notice to Proceed, 21/04/2008	Provided separately in CD-ROM with cover letter
19.01.50	Shen Milsom & Wike, Limited - Consultant’s Deed of Engagement of Acoustical Consultancy, 20/06/2007	Provided separately in CD-ROM with cover letter
19.01.51	Siu Yin Wai & Associates (International) Limited - Consultant’s Deed of Engagement, 17/07/2007	Provided separately in CD-ROM with cover letter
19.01.52	Siu Yin Wai & Associates (International) Limited - Authorization to Provide Services and Notice to Proceed, 09/07/2007	Provided separately in CD-ROM with cover letter
19.01.53	St Legere Design International Ltd - Consultant’s Deed of Engagement of Landscape Architect, 30/01/2008	Provided separately in CD-ROM with cover letter
19.01.54	Stanger Asia Limited - Letter to RDL Asia Ltd regarding Authorization for Issue of Letter of Acceptance, 25/01/2008	Provided separately in CD-ROM with cover letter
19.01.55	Studio GAIA, Inc - Termination of Consultancy Services Letter, 14/03/2008	Provided separately in CD-ROM with cover letter
19.01.56	Vibro (Macau) Limited - Foundation Contract Documents 1-14, 17, 21-25	Provided separately in CD-ROM with cover letter
19.01.57	Vibro (Macau) Limited - Articles of Agreement for Foundation Contract: Signed Pages, 10/05/2007	Provided separately in CD-ROM with cover letter
19.01.58	Wilson Associates - Marriott Review	Provided separately in CD-ROM with cover letter
19.01.59	Wilson Associates - Authorization to provide Services and Notice to Proceed (Marriott), 12/07/2007	Provided separately in CD-ROM with cover letter
19.01.60	Wilson Associates - Clarification on Fee Proposal, 06/062007	Provided separately in CD-ROM with cover letter
19.01.61	Wilson Associates - Design Proposal: Playboy Mansion, 03/12/2007	Provided separately in CD-ROM with cover letter
19.01.62	Wilson Associates - Authorization to Provide Services and Notice to Proceed (Playboy Mansion Interior Design), 06/02/2008	Provided separately in CD-ROM with cover letter
19.01.63	Wilson Associates - Authorization to Provide Services and Notice to Proceed (Ritz Interior Design), 18/07/2007	Provided separately in CD-ROM with cover letter
19.01.64	Wilson Associates - Design Proposal: Ritz Hotel, 14/06/2007	Provided separately in CD-ROM with cover letter
19.01.65	Wilson Associates - Proposal: Ritz Hotel, 20/06/2007	Provided separately in CD-ROM with cover letter
19.01.66	Francis Krahe & Associates, Inc - Payment Requisition Form, 29/06/2008, with Invoice and Remittance Application Form (Item 41A)	Provided separately by email to Corrs.
19.01.67	Francis Krahe & Associates, Inc - regarding Revised Exterior Lighting: Invoices, MSC Executive Summary, email thread, Payment Requisition Form, Remittance Application Form, Letter’s (Item 41B)	Provided separately by email to Corrs.
19.01.68	Francis Krahe & Associates, Inc - Invoice, 28/08/2008 & Remittance Application Form (Item 41C)	Provided separately by email to Corrs.
19.01.69	Francis Krahe & Associates, Inc - Invoice, 30/01/2007, Payment Requisition Form & Remittances Advice (Item 41D)	Provided separately by email to Corrs.
19.01.70	Bates Asia Hong Kong Limited - Marketing Consultancy: Invoices & Addendums to Service Agreements (Item 44)	Provided separately by email to Corrs.
19.01.71	Cairncross Martin Limited - Invoice, Deferral of Monthly Installment, Consultant’s Deed of Engagement (Item 49)	Provided separately by email to Corrs.

19.02	Professional Fee Payment - Legal	Provided to Melco by courier on April 19, 2011
19.02.01	C&C - Sociedade Gestora De Escitorios de Advofados Limitada	Professional Fee Payment - Legal Folder (1)
19.02.02	Goncalves Pereira, Rata, Ling, Vong & Cunha Advogados	Professional Fee Payment - Legal Folder (1)
19.02.03	Johnson Stokes & Master	Professional Fee Payment - Legal Folder (1)
19.02.04	Lovells	Professional Fee Payment - Legal Folder (3)
19.02.05	Maples and Calder	Professional Fee Payment - Legal Folder (1)
19.02.06	Wilkinson & Grist	Professional Fee Payment - Legal Folder (1)
19.02.07	Skadden, Arps, Slate, Meagher & Floom LLP	Professional Fee Payment - Legal Folder (2)
19.02.08	Slaughter & May	Professional Fee Payment - Legal Folder (2)
19.02.09	Krikland & Ellis LLP	Professional Fee Payment - Legal Folder (2)
19.02.10	Offshore Incorporations HK Limited	Professional Fee Payment - Legal Folder (2)
19.02.11	Elegance Finance Printing Services Limited	Professional Fee Payment - Legal Folder (2)
19.02.12	Peter Clayton	Professional Fee Payment - Legal Folder (2)

19.02.13	Antonio Baguinho	Professional Fee Payment-Legal Folder (2)
19.02.14	Leonel Alberto Alves	Professional Fee Payment-Legal Folder (2)
19.02.15	Baler & Mckenzie	Professional Fee Payment-Legal Folder (2)
19.02.16	Cartesian Architects Limited	Professional Fee Payment-Legal Folder
19.02.17	TE Smith	Professional Fee Payment-Legal Folder
19.02.18	Antonio Lobo Vilela	Professional Fee Payment-Legal Folder
19.02.19	Battersby Kingsfield Limited	Professional Fee Payment-Legal Folder
19.02.20	Pun Kwok Fai Jacky	Professional Fee Payment-Legal Folder
19.02.21	Halcrow China Limited	Professional Fee Payment-Legal Folder
19.02.22	Simon Westbrook	Professional Fee Payment-Legal Folder
19.02.23	Tinline Limited	Professional Fee Payment-Legal Folder
20.01	Miscellaneous documents
20.01.01	MSC press pack	Tab 1
20.01.02	MSC Information Memorandum (pre pared by Morgan Stanley). 11/10/2006	Tab 6
20.01.03	Casino rental definitions and formula, March 2006	Tab 39
20.01.04	e Sun document: JV Perspective: Key Development Phase Processes, May 2006	Tab 40
20.01.05	Mckinsey & Company Fee Arrangement for “Integrating Entertainment DNA” Project, 01/06/2006	Tab 41
20.01.06	e Sun presentation: Branding and Differentiating MSC with Entertainment, October 2006	Tab 42
20.01.07	e Sun On-stage theater and are na economics extract, October 2006	Tab 43
20.01.08	MSC: A Preliminary Outline of Entertainment Modules, 04/12/2006	Tab 44
20.01.09	Deutsche Bank/ Morgan Stanley presentation: Project 8, 14/06/2007	Tab 45
20.01.10	e Sun document: MSC Entertainment Meeting, 09/07/2007	Tab 46
20.01.11	Deutsche Bank Facility Teaser for MacauCo and New Cotai Entertainment (Macau) Limited, March 2008	Tab 54
20.01.12	Memorandum on key commercial terms of a US$450 million credit facility to be provided to New Coati Entertainment (Macau) Limited (undated)	Tab 55
20.01.13	1 CD Rom at the request of Melco’s project team during attendance at East’s office on April 4, 2010-responsive to Section 10 of “Preliminary Enquiries”.	Provided by courier to Melco on April 19, 2011
20.01.14	List of Tenders and Status (responsive to Question 58 of the JV Q&A Legal)	Provided by courier to Melco on April 20, 2011
20.01.15	Minutes of meeting of Bestwood dated June 29, 2006 in relation to bank signatories	Provided to Corrs on May 5, 2011
20.01.16	Minutes of meeting of MacauCo dated December 4, 2006 in relation to bank signatories	Provided to Corrs on May 5, 2011
20.01.17	Bank account control list as at December 31, 2010	Provided to Corrs on May 5, 2011
20.01.18	Letter from Siu Yin Wai & Associates (Int’l) Ltd. dated April 18, 2011	Provided to Corrs on May 6, 2011
20.01.19	Letter from EWA Project Consultants Ltd. dated March 22, 2011	Provided to Corrs on May 16, 2011
20.01.20	Letter from Kitty So & Tong dated May 6, 2011	Provided to Corrs on May 16, 2011
20.01.21	MSC handover – Finance contact list	Supplemental Folder
20.01.22	MSC handover –Hand over list of Simon Ho	Supplemental Folder
20.01.23	MSC handover – Finance Department’s Storage record	Supplemental Folder
20.01.24	MSC handover – List of items stored in 2009 by the staff in 2009 and the respective names of the staff	Supplemental Folder
20.01.25	MSC handover – List of documents stored by Shirley Chan	Supplemental Folder
20.01.26	MSC handover – list of items (models) stored from the MSC Marketing Suite on 7th Dec 2010	Supplemental Folder
20.01.27	MSC handover – Delivery list to Simon Ho delivered on July 11, 2009	Supplemental Folder
20.01.28	MSC handover – Delivery list to Thomas Lee & Partners delivered on March 3, 2011	Supplemental Folder
20.01.29	Letter from Hogan Lovells to Kitty So & Tong re: SYW claim dated May 13, 2011	Supplemental Folder
20.01.30	Various e mail correspondence on status of the Macao Studio project	Provided to Corrs on June 14, 2011

21	Final Payments
21.01	Design and Construction (Finance & Contracts – Hard costs)	Provided by courier to Melco on April 20, 2011
21.01.01	Kin Sun (Macao) Limitada – Site investigation Works	Hard Costs Final Payments Folder
21.01.02	Stanger Asia Limited – Testing on the existing Piles	Hard Costs Final Payments Folder
21.01.03	Stanger Asia Limited – Site Investigation Works – Phase 2	Hard Costs Final Payments Folder
21.01.04	MostWell Decorative Engineering Ltd – Replacement of Old Hoarding along South Side of the Site; Removal of Mud on top of Pile Caps for as-built surveying works; Works Order	Hard Costs Final Payments Folder

21.02	Design and Construction (Finance & Contract – Soft costs)	Provided by courier to Melco on April 20, 2011
21.02.01	Aconex (HK) Limited – Aconex Project Licence; Terminated in September 2009	Soft Costs Final Payments Folder (1)
21.02.02	Arup Communication – Electronic Security and IT infrastructure design	Soft Costs Final Payments Folder (1)
21.02.03	Ove Arup & Partners (HK) – Peer Review on Cooling Capacity of Chiller Plant	Soft Costs Final Payments Folder (1)
21.02.04	Asia Engineering Services Ltd – Consultancy services	Soft Costs Final Payments Folder (1)
21.02.05	Benaim (China) Ltd – Preliminary peer review of geotechnical & structural system	Soft Costs Final Payments Folder (1)
21.02.06	Bency Limited – Retail interior design services; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.07	CAD International Inc – W Hotel Interior design consultancy; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.08	EWA Project Consultants Ltd – Submission architect; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.09	Food Services Consultant Limited – Kitchen Design Services	Soft Costs Final Payments Folder (1)
21.02.10	Food Services Consultant Limited – Consultancy added service – Marriott & Ritz, Tang and W and multi purpose hall	Soft Costs Final Payments Folder (1)
21.02.11	Geomatic Surveyors Ltd – Topographic and Existing Condition Survey; Works Order	Soft Costs Final Payments Folder (1)
21.02.12	Grey Wong & Associates Ltd – Column Reinforcement Starter Bars Structural Safety Assessment	Soft Costs Final Payments Folder (1)

21.02.13	HBA International - Concept Phase Interior Design, Tang Hotel	Soft Costs Final Payments Folder (1)
21.02.14	Hill & Associates Ltd - Site Security Consultancy Service; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.15	IPP Consulting Asia Ltd - Audio Visual Consultancy Services; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.16	Studio GAIA Incn - Interior & Lighting - Playboy; Reimbursement	Soft Costs Final Payments Folder (1)
21.02.17	Mtech Engineering Co Ltd - Design coordination	Soft Costs Final Payments Folder (1)
21.02.18	Maunsell Structural Consultants Ltd - Peer Review	Soft Costs Final Payments Folder (1)
21.02.19	Meinhardt Façade (Hong Kong) Ltd - Curtan Wall & BMU Consultancy Services	Soft Costs Final Payments Folder (1)
21.02.20	Meinhardt (M&E) Ltd - Consultancy services - MEP, fire, safety engineering; Reimbursement - Resident Site Staff, Reimbursement	Soft Costs Final Payments Folder (1)
21.02.21	Mott MacDonald Hong Kong Ltd - Consultancy services for Structural Safety Assessment	Soft Costs Final Payments Folder (1)
21.02.22	O’Brien Lighting, Inc - Lighting Design Services	Soft Costs Final Payments Folder (1)
21.02.23	Paul Steelman Design Group Asia Ltd (Steelman Architecture Asia, Limited from 21 Nov 2007) - Architectural design; Interior design; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.24	Paul Steelman Design Group Asia - Interior Design, Architectural Lighting and Theatrical design for Multi-Purpose Hall	Soft Costs Final Payments Folder (2)
21.02.25	Romero Thorsen Design - Signage - Prime Design (4 hotel towers); Reimbursement	Soft Costs Final Payments Folder (2)
21.02.26	Scott Architectural Graphics, Inc. - Signage - Prime Design (Retail); Reimbursement	Soft Costs Final Payments Folder (2)
21.02.27	Siu Yin Wai & Associates (Int’l) Ltd; Consultancy services - Civil, Structural, Geotechnical; Reimbursement - Resident Site Staff; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.28	Siu Yin Wai & Associates (Int’l) Ltd - Technical director of site supervision	Soft Costs Final Payments Folder (2)
21.02.29	Shen Milsom & Wike, Ltd - Base Building Acoustic; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.30	Shui Ho Human Resources Consultant Limited - Provision Project HR Management Consultancy Services; Consultancy services for Labor Quota Renewal	Soft Costs Final Payments Folder (2)
21.02.31	St. Legere Design International Ltd. - Landscape design; Landscape Architecture - Additional Service; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.32	Steelman Architecture Asia Limited - Playboy Mansion Space Planning Consultancy Services	Soft Costs Final Payments Folder (2)
21.02.33	Steelman Architecuture Asia Limited - Façade Design	Soft Costs Final Payments Folder (2)
21.02.34	Taubman Macau Limited - Development fee; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.35	Theatre Projects Consultants - Theatre and Macao Dome Acoustics consulting services	Soft Costs Final Payments Folder (2)
21.02.36	Wilson Associates - Marriott interior design consultancy services; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.37	Wilson Associates - Ritz Carlton interior design consultancy services; Reimbursement	Soft Costs Final Payments Folder (2)
21.02.38	Wilson Associates, LLC - Playboy Club & Playboy Mansion Interior Design; Reimbursement	Soft Costs Final Payments Folder (2)

21.03	Business Advisory	Provided by courier to Melco on April 20, 2011
21.03.01	Jones Lang LaSalle Ltd - Retail consultancy services; Reimbursement	Other Final Payments Folder
21.03.02	Jones Lang Lasalle Hotels Ltd - Hotel operator selector and advisory services	Other Final Payments Folder

21.04	Insurance and Procurement
21.04.01	Jardine Lloyd Thompson Limited	Other Final Payments Folder

21.05	Retail
21.05.01	Woods Bagot Asia Ltd - Architectural and interior design consultancy services	Other Final Payments Folder

22	Due Dilligence Q&A

Annexure B — Loan Assignment Agreement

Execution version

EAST ASIA SATELLITE TELEVISION (HOLDINGS) LIMITED

MELCO CROWN ENTERTAINMENT LIMITED

LOAN ASSIGNMENT AGREEMENT

CONTENTS

Clause		Page
1.	Definitions and Interpretation	71
2.	Transfer by Assignment	71
3.	Purchase Price and Related Matters	72
4.	No Accrued Interest	72
5.	Transfer of Title	72
6.	Notice	72
7.	Miscellaneous	72

THIS AGREEMENT (this “Agreement”) is made on                     2011.

BETWEEN:

(1)	EAST ASIA SATELLITE TELEVISION (HOLDINGS) LIMITED, a company incorporated in the British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporation Centre, Road Town, Tortola, the British Virgin Islands (the “Transferor”); and

(2)	MELCO CROWN ENTERTAINMENT LIMITED, a company incorporated in the Cayman Islands, whose registered office is at Walker House, 87 Mary Street, George Town, Grand Cayman KY1 – 9005, Cayman (the “Transferee”).

The Transferor, the Transferee and the Borrower (defined below) will hereinafter together be referred to as the “Parties” and each one of them a “Party”.

INTRODUCTION:

(A)	New Cotai, LLC is a company incorporated in Delaware whose registered office is at National Corporate Research, Ltd., 615 South Dupont Highway, Dover, DE 19901 (“New Cotai”).

(B)	The Transferor, Cyber One Agents Limited (the “Borrower”) and New Cotai entered into a joint venture agreement (“Original JVA”) dated December 6, 2006 pursuant to which the Transferor advanced a shareholder loan (the “Shareholder Loan”) in the aggregate sum of US$60,000,000.00 to the Borrower.

(C)	The Transferor and the Borrower entered into a shareholder loan agreement (the “Loan Agreement”) dated June 15, 2011 to formalize the Shareholder Loan in writing.

(D)	Pursuant to a sale and purchase agreement (“Transferee SPA”) dated on June 15, 2011, the Transferee agrees to purchase from the Transferor all of the Transferor’s rights under the Shareholder Loan for a consideration of US$60,000,000.00 (“Shareholder Loan Purchase”).

(E)	Subject and pursuant to the terms and conditions of the Shareholder Loan Purchase set out in the Transferee SPA, the Transferor and the Transferee agree that, on the Effective Date, the Transferee will acquire from the Transferor all of the Transferor’s rights under the Shareholder Loan (the “Assigned Debt”).

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless the context otherwise requires, the following words and expressions shall have the following meanings when used in this Agreement:

“Effective Date” means the date of this Agreement; and

“US$” means the lawful currency for the time being of the United States.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

1.2.1	the headings in this Agreement are for convenience only and shall not affect its construction or interpretation; and

1.2.2	unless the context otherwise requires:

(a)	words denoting a singular number shall include the plural and vice versa;

(b)	the masculine gender shall include the feminine gender and the neuter gender and vice versa; and

(c)	reference to persons shall include companies, corporations, unincorporated associations, partnerships, limited partnerships, joint ventures and governmental entities.

1.3	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

2.	TRANSFER BY ASSIGNMENT

On the Effective Date, the Transferor shall sell to the Transferee the Assigned Debt by assignment. In exchange, the Transferee shall pay to the Transferor the purchase price of the Assigned Debt in accordance with and subject to the terms and conditions set out in the Transferee SPA.

3.	PURCHASE PRICE AND RELATED MATTERS

Each of the Transferor and the Transferee agrees that the purchase price for the acquisition of the Assigned Debt is equal to the principal amount of the Assigned Debt.

4.	NO ACCRUED INTEREST

As the Shareholder Loan is free from interest, no interest has accrued or is due under the Shareholder Loan and no interest shall form part of the Assigned Debt.

5.	TRANSFER OF TITLE

From the Effective Date, the Transferee shall benefit from all of the rights, title and interest under or attaching to the Assigned Debt, and shall assume all of the obligations and liabilities arising from the Assigned Debt.

6.	NOTICE

Each of the Transferor and the Transferee hereby gives notice to the Borrower that, as of the Effective Date, all the Transferor’s right, title, interest and benefit in and to the Assigned Debt vest with the Transferee, and the Transferee shall assume all of the obligations and liabilities arising from the Assigned Debt.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of clause 16.1, 16.2, 16.7, 17.2, 19 and 20 of the Transferee SPA shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

7.2	Assignability

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no Party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Parties.

7.3	Further Assurances

Each of the Parties will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts,

documents and things as the other Parties to this Agreement may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take any steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.4	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.5	Governing Law

This Agreement, including the notice to the Borrower in accordance with Clause 6, shall be governed by and construed in accordance with the laws of Hong Kong.

[Signature page to follow]

IN WITNESS whereof, this Agreement has been executed on the day and year first above written.

Executed by	)
EAST ASIA SATELLITE TELEVISION	)
(HOLDINGS) LIMITED	)
acting by	)
an authorized signatory	)

Executed by	)
MELCO CROWN ENTERTAINMENT	)
LIMITED	)
acting by	)
an authorized signatory	)

Annexure C – Letter of Instruction

[LETTERHEAD OF ESUN HOLDINGS LIMITED]

BY FAX AND BY HAND

Fax no.: 2810 4525

Date:

Offshore Incorporations Limited

9/F., Ruttonjee House

11 Duddell Street

Central

Hong Kong

Attention: Ms. Rosanna Wong / Ms. Veronica Chan

Dear Sirs,

Re: Cyber One Agents Limited (BVI Company No. 399970, the “Company”)

Changes to Register of Members, Register of Directors and Client on Record

1.	Background

Pursuant to a sale and purchase agreement entered into by, inter alia, East Asia Satellite Television (Holdings) Limited (“East Asia”) and Melco Crown Entertainment Limited (“Melco”) (the “SPA”), East Asia agreed to transfer 6,000 Class A Shares in the Company (“Sale Shares”) to MCE Cotai Investments Limited (a nominee of Melco) on Completion (as defined in the SPA) (the “Share Transfer”). As part of the terms and conditions of the SPA, changes to the Board of directors of the Company and to the client on record of the Company are also to take effect on Completion (as defined in the SPA). Completion (as defined in the SPA) has occurred and we are instructed to request that you update the records of the Company in respect of the following without delay.

2.	Changes to Registers

We enclose for your attention:

•

A copy of the signed unanimous written resolutions of the directors of the Company approving, inter alia, the transfer of the Sale Shares from East Asia to MCE Cotai Investments Limited and the appointment of new directors and secretary of the Company

•	A copy of the duly executed transfer form in respect of the transfer of the Sale Shares

•	A copy of each of the cancelled Share Certificates for the Sale Shares in the name of East Asia

•	A copy of the draft of the Register of Members of the Company updated to reflect the Share Transfer

•	A copy of each of the Register of Directors and Register of Secretaries of the Company updated to reflect certain resignations and appointments of directors and the secretary of the Company

3.	Change of Client on Record

With immediate effect, the client on record for the Company is to be amended from the undersigned to Melco Crown Entertainment Limited. The details of Melco Crown Entertainment Limited are stated below and we ask that you update your records and inform your BVI office accordingly:

Melco Crown Entertainment Limited

Address: 36/F, The Centrium, 60 Wyndham Street, Central, Hong Kong

Contact Person: Chief Legal Officer

Fax No.: +852 2537 3618

Email: scheung@melco-crown.com

Meanwhile, please acknowledge receipt of the above documents and instruction by signing and returning a copy of this letter by fax or by email to:

(i)	the undersigned (fax no. 2743 8459 / email: seamankwok@laisun.com); and

(ii)	Melco Crown Entertainment Limited (contact details as set out above).

Once available, please also provide Melco Crown Entertainment Limited with a copy of the updated register of members.

Thank you for your kind attention to the matter.

Yours faithfully,

For and on behalf of

eSun Holdings Limited

Kwok Siu Man

Company Secretary

Encls.